                                                                   EXHIBIT 10.37



                      AMENDED AND RESTATED LOAN AGREEMENT

                         DATED AS OF OCTOBER 31, 1996

                                BY AND BETWEEN


                              PETRUS FUND, L.P.,

                                 THE "LENDER"

                                      AND


                                 IRATA, INC.,

                                 THE "COMPANY"

                                   REGARDING

                                12% SENIOR NOTE

                               TABLE OF CONTENTS

                                                                       Page

I.    DESCRIPTION OF SENIOR NOTE AND ADVANCES.........................   1
      1.1 Description of Senior Note..................................   1
      1.2 Advances....................................................   1
      1.3 Facility Fee................................................   2
      1.4 Use of Proceeds.............................................   2
      1.5 Notice and Manner of Credit Borrowing.......................   2
II.   PAYMENT AND PREPAYMENT OF SENIOR OBLIGATIONS....................   2
      2.1 Principal and Interest Payments.............................   2
      2.2 Optional Prepayments........................................   3
      2.3 Additional Payments.........................................   3
      2.4 Direct Payment..............................................   3
      2.5 Payments Payable on Business Days...........................   3
      2.6 Interest Laws...............................................   3
      2.7 Security....................................................   4
III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   4
      3.1 Corporate Existence and Authority...........................   4
      3.2 Financial Statements........................................   4
      3.3 Default.....................................................   5
      3.4 Authorization and Compliance with Laws
            and Material Agreements...................................   5
      3.5 Environmental Condition of the Photo Booths.................   5
      3.6 Litigation and Judgments....................................   5
      3.7 Rights in Properties; Liens.................................   5
      3.8 Enforceability..............................................   6
      3.9 Indebtedness................................................   6
      3.10 Taxes......................................................   6
      3.11 Use of Proceeds; Margin Securities.........................   6
      3.12 ERISA......................................................   6
      3.13 Disclosure.................................................   6
      3.14 Subsidiaries and Capitalization............................   7
      3.15 Current Locations..........................................   7
      3.16 No Burdensome Restrictions.................................   7
      3.17 Securities Laws............................................   7
      3.18 No Labor Disputes..........................................   7
      3.19 Brokers....................................................   7
      3.20 Liens......................................................   7
      3.21 Insurance..................................................   7
      3.22 Conduct of Business........................................   7
IV.   CONDITIONS PRECEDENT TO INITIAL OBLIGATIONS OF LENDER...........   8
      4.1 No Litigation; Consummation of Transactions.................   8
      4.2 Documents...................................................   8
      4.3 Private Placement...........................................   9
      4.4 Trade Creditors.............................................  10
      4.5 Material Adverse Changes....................................  10
      4.6 Lender's Fees, Costs and Expenses...........................  10
      4.7 Subordinated Debt...........................................  10
      4.8 No Default..................................................  10
      4.9 Interest....................................................  10
      4.10 Securities Laws............................................  10
      4.11 Representations and Warranties.............................  10
      4.12. Depository, Concentration Investment and Accounts.........  10

V.    CONDITIONS PRECEDENT TO EACH ADVANCE............................  11
      5.1. Notice of Borrowing........................................  11
      5.2 Representations and Warranties..............................  11
      5.3 No Event of Default.........................................  11
      5.4. Compliance with Procedures.................................  11
      5.5 Adjusted Maximum Facility Amount............................  11
VI.   AFFIRMATIVE COVENANTS...........................................  11
      6.1 Financial Statements........................................  11
      6.2 Certificates; Other Information.............................  13
      6.3 Books and Records...........................................  14
      6.4 Financial Disclosure........................................  14
      6.5 Disclosure of Material Matters..............................  14
      6.6 Performance of Obligations..................................  14
      6.7 Preservation of Existence and Conduct of Business...........  14
      6.8 Maintenance of Properties...................................  14
      6.9 Payment of Taxes............................................  14
      6.10 Payment of Impositions.....................................  15
      6.11 Compliance with Laws.......................................  15
      6.12 Payment of Expenses........................................  15
      6.13 Leasehold Obligations......................................  15
      6.14 Insurance..................................................  15
      6.15 Inspection Rights..........................................  16
      6.16 Negative Pledge............................................  16
      6.17 Maintenance of Equipment...................................  16
      6.18 Notices....................................................  16
      6.19 Further Assurances.........................................  16
      6.20 Compliance with ERISA and the Code.........................  16
      6.21 Compliance with Regulations G, T, U and X..................  17
      6.22  Fiscal Year...............................................  17
      6.23 Board Observation and Membership...........................  17
      6.24 Environmental Costs........................................  17
      6.25 Audits.....................................................  17
      6.26 Replacement of Senior Note.................................  18
      6.27 Board Meetings.............................................  18
      6.28 Depository and Concentration Accounts......................  18
      6.29 Investment Account.........................................  18
      6.30 Shareholder Subscription Agreements........................  18
      6.31 Performance of Settlement Agreements.......................  18
      6.32 Tax and Payroll Accounts...................................  18
VII.  NEGATIVE COVENANTS..............................................  19
      7.1 Indebtedness................................................  19
      7.2 Commitments.................................................  19
      7.2 Limitation on Liens.........................................  19
      7.3 Merger, Acquisition, Dissolution and Sale of Assets.........  19
      7.4 Restricted Payments.........................................  19
      7.5 Loans and Investments.......................................  19
      7.6 Transactions with Affiliates................................  19
      7.7 Nature of Business..........................................  20
      7.8 Financial Covenants.........................................  20
      7.9 Capital Expenditures........................................  20
      7.10 Remuneration...............................................  20
VIII. FINANCIAL COVENANTS.............................................  20
      8.1 Minimum Tangible Net Worth..................................  20

      8.2 Maximum Total Liabilities to Tangible Net Worth Ratio.......  20
      8.3 Minimum Working Capital.....................................  21
      8.4 Minimum Gross Cash Flow to Total Debt Service Ratio.........  21
      8.5 Minimum Gross Cash Flow.....................................  23
      8.6 Minimum Net Income..........................................  23
      8.7 Maximum Current Liability + Commitments.....................  24
      8.8 Maximum Component/WIP Inventory.............................  24
IX.   EVENTS OF  DEFAULT AND REMEDIES THEREFOR........................  25
      9.1 Events of Default...........................................  25
      9.2 Remedies of Holders upon Occurrence of Event of Default.....  26
      9.3 Payment of Senior Obligations...............................  26
      9.4 Remedies....................................................  26
      9.5 Conduct No Waiver...........................................  26
      9.6 Notice of Default...........................................  26
X.    INTERPRETATION OF AGREEMENT.....................................  27
      10.1 Certain Terms Defined......................................  27
      10.2 Accounting Principles......................................  34
      10.3 Directly or Indirectly.....................................  34
XI.   MISCELLANEOUS...................................................  34
      11.1 Expenses...................................................  34
      11.2 Indemnification............................................  34
      11.3 Notices....................................................  35
      11.4 Reproduction of Documents..................................  35
      11.5 Assignment, Sale of Interest...............................  35
      11.6 Successors and Assigns.....................................  35
      11.7 Headings...................................................  35
      11.8 Counterparts...............................................  36
      11.9 Reliance on and Survival Provisions........................  36
      11.10 Integration and Severability..............................  36
      11.11 LAW GOVERNING.............................................  36
      11.12 WAIVERS; MODIFICATION.....................................  36
      11.13 WAIVER OF JURY TRIAL......................................  36
      11.14 Agreement for Binding Arbitration.........................  36
      11.15 Amendment and Restatement.................................  36



ANNEX, SCHEDULES AND EXHIBITS

Annex I             -         Information Concerning the Lender

Schedule 1.2(b)     -         Fees and Expenses Paid
Schedule 1.5(b)     -         Authorized Persons
Schedule 3.2        -         Operating Plan
Schedule 3.3        -         Defaults under Existing Agreements
Schedule 3.4        -         Authorizations, Approvals, Consents and Filings
Schedule 3.5        -         Environmental Condition of Property
Schedule 3.6        -         Litigation and Judgments
Schedule 3.9        -         Indebtedness to Affiliates
Schedule 3.10       -         Tax Proceedings
Schedule 3.14       -         Capitalization
Schedule 3.15       -         Current Locations
Schedule 3.22       -         Conduct of Business
Schedule 6.25       -         Procedures
Schedule 7.1        -         Indebtedness

Schedule 7.11       -        Remuneration

Exhibit A           -         Form of Senior Note
Exhibit B           -         Form of Legal Opinion
Exhibit C           -         Form of Officer's Compliance Certificate
Exhibit D           -         Permitted Liens
Exhibit E           -         Depository Accounts
Exhibit F           -         Arbitration Program
Exhibit G           -         Form of Other Reports
Exhibit H           -         Form of Contribution Analysis Report

              AMENDED AND RESTATED LOAN AGREEMENT

     This Amended and Restated Loan Agreement (this "Agreement"), dated as of October 31, 1996, is by and between IRATA, INC., a Texas corporation (the "Company"), and PETRUS FUND, L.P., a Texas limited partnership (the "Lender"). Capitalized terms used in this Agreement are defined in Section 10.1.

     The Company and the Lender entered into that certain Loan Agreement (the "Original Agreement") dated June 2, 1995, under which the principal amount of $2,115,000.00 is presently advanced and outstanding. Various Events of Default have occurred and are existing under the Original Agreement. These Events of Default are more particularly described in the letter dated February 15, 1996 from the Lender to the Company (the "Existing Defaults"). The Company has requested and the Lender has agreed to reinstate the Original Agreement, waive the Existing Defaults, and agree to make advances in an aggregate amount of funds up to $290,000.00. Subject to the terms and conditions set forth below, Lender has agreed to reinstate the Original Agreement, to waive the Existing Defaults and to make the requested advances.

I.   DESCRIPTION OF SENIOR NOTE AND ADVANCES

     1.1 Description of Senior Note. The Company has issued a Senior Note which is dated June 2, 1995, and is in the original principal amount of $3,500,000.00. The outstanding principal balance of the Senior Note, together with accrued and unpaid interest thereof bears interest at the fixed rate of twelve percent (12%) per annum (the "Contract Rate"); provided, however, that upon the occurrence of any Event of Default, and during the continuation thereof, the unpaid principal amount of the Senior Note shall bear interest at the Maximum Rate. The Senior Note is substantially in the form attached hereto as Exhibit A. Interest on the Senior Note that accrues at the Contract Rate shall be computed on the basis of the actual number of days elapsed over a 360 day year. Interest on the Senior Note that accrues at the Maximum Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be.

     1.2  Advances.

          (a) Present Advances Outstanding. As of the date of this Agreement, the aggregate amount of outstanding, unpaid advances under this Agreement is Two Million, One Hundred Fifteen and No/100 Dollars ($2,115,000.00).

          (b) Additional Advances. The Company's right to receive any and all Advances under this Agreement from and after the date hereof, will be limited up to a maximum additional amount of Two Hundred Ninety Thousand Dollars ($290,000.00), in the aggregate, subject, however, to the provisions of Section 1.2(c) below. Such additional Advances will be made solely for the following purposes:

                    (i)  payment for additional installed Photo
     Booths, limited to One Thousand Two Hundred Fifty Dollars
     ($1,250.00) per additional installed and operational Photo Booth in excess of 755 installed and operational Photo Booths, as determined at the time of each Advance, and

                    (ii) payment of fees and expenses as expressly set forth in Schedule 1.2(b) attached hereto.

     The Company will have no right to any other Advances under this Agreement.

          (c) Limitation on Advances. In the event that the funds raised by the Company in the Private Placement are less than $1,500,000.00, then, so long as the funds raised by the Company in the Private Placement are at least One Million Two Thousand and No/100 Dollars ($1,200,000.00) and such amount, net of commissions of $156,000, is transferred to the Investment Account upon the execution and delivery of this Agreement, then this Agreement nevertheless shall be in force and effect, with the exception that Lender will have no obligation to make any further Advance under this Agreement, other than the Advance for payment of fees and

RESTATED LOAN AGREEMENT - Page 1
expenses as provided in Section 1.2(b)(ii), unless the Company achieves the $1,500,000.00 level of funds raised by November 30, 1996.

     1.3 Facility Fee. The Company shall pay to the Lender a facility fee of Twenty-Four Thousand Fifty and No/100 Dollars ($24,050.00), which shall be due and payable on June 2, 1997. The facility fee shall be deemed fully earned and non-refundable on the due date thereof.

     1.4 Use of Proceeds. The proceeds of Advances made under the Senior Note from and after the Closing Date shall be used solely to
(a) finance installed Photo Booths for use by the Company in the ordinary course of business, as contemplated in Section 1.2(b) above, and (b) make the payment of fees and expenses more specifically described in Section 1.2 and in Section 4.6.

     1.5 Notice and Manner of Credit Borrowing. The amount and date of each Advance shall be made as set forth in this Section.

          (a) Request for Loan. The Company shall give the Lender prior written notice (a "Notice of Borrowing") of each requested Advance to be made under this Agreement. The Company shall be entitled to a maximum of one (1) Notice of Borrowing per calendar week, on a non-cumulative basis. Each Notice of Borrowing shall specify the following:

               (i)  the requested amount of the Advance;

               (ii) the requested Borrowing Date (such date not to be less than six (6) Business Days after Lender receives and confirms such receipt of the Notice of Borrowing and all other information and documentation Lender may request);

               (iii)     evidence reasonably satisfactory to the
     Lender that Photo Booths are installed and operational at the time of an Advance;

               (iv) a certificate from the President or Chief
     Executive Officer of the Company certifying that there has been no Event of Default under this Agreement and the total number of the Company's installed and operational Photo Booths as of the date of the requested Advance; and

               (v)  wiring instructions for the Advance.

          (b) Notice Irrevocable. The individual persons authorized to deliver a Notice of Borrowing to Lender on behalf of the Company are set forth on Schedule 1.5(b) attached hereto. Lender is authorized to rely upon any Notice of Borrowing purportedly signed by any one of such authorized persons until and unless Lender receives from the Company a written revocation of such authority.

          (c)  Funding.  If, and only if, each of the requirements in
Section 1.5(a) are satisfied, Lender shall, on the Borrowing Date, authorize the wire transfer of funds in the amount of such Advance in immediately available funds in accordance with the wiring instructions provided to the Lender pursuant to Section 1.5(a)(vi) above. If all of the requirements set forth in Section 1.5(a) are not satisfied, then the Lender shall have no obligation to make the requested Advance.

II.  PAYMENT AND PREPAYMENT OF SENIOR OBLIGATIONS.

     2.1 Principal and Interest Payments. Principal and interest on the Senior Note shall be due and payable as follows:

          (a) Unless otherwise accelerated pursuant to the terms hereof, principal shall be due and payable in one (1) installment on the Maturity Date; and

RESTATED LOAN AGREEMENT - Page 2

          (b) Interest on the outstanding principal advanced under the Senior Note shall be due and payable (i) in arrears on the first Business Day of each month, commencing October 1, 1996, and (ii) on the Maturity Date.

     2.2 Optional Prepayments. At the Company's option, upon notice given as provided below, the Company may, at any time and from time to time, prepay all or any part of the principal of the Senior Note, by payment to the Lender of the principal amount to be prepaid, plus (a) accrued unpaid interest on the principal amount so prepaid and (b) any expenses for which the Lender may be entitled to receive payment or reimbursement hereunder or, if the Senior Note is being prepaid in full, the aggregate amount of all other Senior Obligations. Each partial prepayment under this Section 2.2 shall be in a principal amount of not less than $100,000.00. Each prepayment under this
Section 2.2 shall be applied first to accrued interest, then to any expenses for which the Lender may be entitled, and then to installments of principal in the inverse order of their maturities. The amount of any such prepayment may not be re-borrowed by the Company. The Company shall give notice of any optional prepayment to the Lender not less than thirty (30) days nor more than sixty (60) days before the date for prepayment, specifying in each such notice the date upon which prepayment is to be made and the principal amount (together with accrued interest) to be prepaid on such date. Notice of prepayment having been so given, the applicable prepayment amount shall become due and payable on the specified prepayment date. The Company shall have no right to prepay the Senior Note except as provided in this Section 2.2.

     2.3 Additional Payments. Unless otherwise provided herein or in the Other Agreements, all Senior Obligations shall be payable by the Company to the Holder thereof, on demand, and shall bear interest from the date of demand until paid at the rate of interest then applicable under Section 1.1.

     2.4 Direct Payment. The Company will pay all sums becoming due hereunder and on the Senior Note to the Lender at the address specified for the Lender on Annex I hereto, by wire transfer in U.S. Dollars of Federal Reserve Funds or other immediately available funds, to the account specified for the Lender on Annex I, or at such other address or in such other form as the Lender shall have designated by notice to the Company at least five (5) Business Days prior to the date of any payment, in each case without presentment and without notations being made thereon. All payments by the Company shall be made without set-off or counterclaim. Any wire transfer shall identify such payment as "Irata, Inc. 12% Senior Note" and shall identify the payment as principal, premium, interest and/or reimbursement of costs and expenses, together with the applicable date or period to which it relates.

     2.5 Payments Payable on Business Days. Payments of all amounts due hereunder or under the Senior Note shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day, together with all interest (if any) accrued in the interim.

     2.6 Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any Other Agreement, the Company shall not be required to pay, and the Lender shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any Other Agreement or otherwise contracted for, taken, reserved, charged or received, then in such event: (a) the provisions of this Section 2.6 shall govern and control; (b) the Company shall not be obligated to pay any Excess Interest; (c) any Excess Interest that the Lender may have contracted for, taken, reserved, charged or received hereunder shall be, at the Lender's option, (i) applied as a credit against the outstanding principal balance of the Senior Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest provided for shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (e) the Company shall have no action against the Lender for any damages arising due to any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Senior Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such

RESTATED LOAN AGREEMENT - Page 3
applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Senior Obligations shall remain at the Maximum Rate until the Lender shall have received the amount of interest which the Lender would have received during such period on such Senior Obligations had the rate of interest not been limited to the Maximum Rate during such period. All sums paid or agreed to be paid hereunder or under the Other Agreements for the use, forbearance or detention of sums due shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread throughout the full term of the Senior Obligations until payment in full so that the rate or amounts of interest on account of the Senior Obligations does not exceed the Maximum Rate. The terms of this Section 2.6 shall be deemed incorporated into each Other Agreement and any other document or instrument between the Company and the Lender or directed to the Company by the Lender, whether or not specific reference to this
Section 2.6 is made.

     2.7 Security. Payment of the Senior Note and the other Senior Obligations, and the performance of the covenants set forth herein and in the Other Agreements, will be secured by a perfected security interest, mortgage, assignment or Lien, as the case may be and in favor of the Lender, in and upon the Collateral and in favor of the Lender, subject to no prior or superior Lien except Permitted Liens. The Company shall execute, acknowledge and deliver, and/or cause to be executed, acknowledged and delivered, to the Lender such certificates, stock powers, instruments, security agreements, pledges, statements, assignments, consents, Lien waivers, financing statements or amendments thereof, guarantees and other documents, in form and substance reasonably acceptable to the Lender, as in the Lender's good faith belief may be required to grant, enforce, perfect and protect such security interest, assignments, Liens and mortgages, including, without limitation, the Security Documents.

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     To induce the Lender to enter into this Agreement, the Company represents and warrants to the Lender that the following statements are true, correct and complete as of the Closing Date and as of each date on which the Company requests an Advance:

     3.1 Corporate Existence and Authority. The Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of Texas; (b) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Company has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and all Other Agreements to which it is or, in connection with the transactions contemplated hereby, may become, a party.

     3.2 Financial Statements. The Company has delivered to the Lender (a) unaudited financial statements of the Company as at and for the fiscal year ended June 30, 1996, (b) unaudited financial statements of the Company for the one (1) month period ended July 31, 1996, and (c) as set forth in Schedule 3.2, a Company operating plan, including income statement and balance sheet projections and analyses of the Company for the period following the Closing Date through the Maturity Date, together with the assumptions underlying them (the "Operating Plan"). The financial statements referred to in clauses
(a) and (b) of the first sentence of this Section 3.2 are true and correct in all material respects, have been prepared in accordance with GAAP (except as otherwise noted therein), and fairly present both the financial condition of the Company as of the respective dates indicated therein and the results of the Company's operations for the respective periods indicated therein. The Operating Plan fairly presents the Company's best estimate of the future financial position of the Company, based on the Company's historical performance and the Company's knowledge of its business plans and assumptions underlying them. It is the Company's good faith belief that such projections are reasonably achievable by the Company. At July 31, 1996, the Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in such financial statements which are, individually or in the aggregate, material to the condition, financial or otherwise, or operations of the Company as of that date which are not reflected on such financial statements. There has been no material adverse change in the condition, financial or otherwise, or operations of the Company since July 31, 1996, nor has there otherwise occurred a Material Adverse Effect.

RESTATED LOAN AGREEMENT - Page 4

     3.3 Default. Except as disclosed on Schedule 3.3, the Company is not in default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties may be bound and the Company is paying its debts as they become due.

     3.4 Authorization and Compliance with Laws and Material Agreements. The execution, delivery and performance by the Company of this Agreement and the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions will be duly authorized by all requisite action on the part of the Company and do not and will not violate its Articles of Incorporation or Bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except Permitted Liens) upon any assets of the Company pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company or any of its properties is bound. Except as set forth on Schedule 3.4, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by the Company of this Agreement and the Other Agreements to which it is a party or the validity or enforceability thereof. All such authorizations, approvals, consents, filings and registrations described in Schedule 3.4 have been obtained. The Company is not in violation of any term of its Articles of Incorporation or Bylaws or any contract, agreement, judgment or decree and, to the best of its knowledge, is in full compliance with all applicable laws, regulations and rules.

     3.5 Environmental Condition of the Photo Booths. Except as disclosed on Schedule 3.5, the location, construction, occupancy, operation and use of the Photo Booths do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Photo Booths, including, without limitation, all applicable zoning ordinances and building codes, occupational health and safety laws and Environmental Laws and regulations (hereinafter sometimes collectively called "applicable laws").

     3.6 Litigation and Judgments. Except as disclosed on Schedule 3.6, there is no material action, suit, proceeding or investigation before any court, governmental authority or arbitrator pending, or to the knowledge of the Company threatened, against or affecting the Company, this Agreement and/or the Other Agreements. Except as disclosed on Schedule 3.6, there are no outstanding judgments against the Company. None of the matters listed on Schedule 3.6 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     3.7 Rights in Properties; Liens. The Company has good and indefeasible title to all properties and assets reflected on its balance sheets, and none of such properties or assets is subject to any Liens, except Permitted Liens. The Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its Photo Booths, other properties, assets, and businesses; and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. The Company has the exclusive right to use all of the Intellectual Property necessary to its business as presently conducted, and the Company's use of the Intellectual Property does not infringe the rights of any other Person. To the best of the Company's knowledge, no other Person is infringing the rights of the Company in any of the Intellectual Property. The Company owes no royalties, honoraria or fees to any Person by reason of its use of the Intellectual Property.

     3.8 Enforceability. This Agreement and the Other Agreements to which the Company is a party, when delivered, shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

     3.9  Indebtedness.  The Company has no Indebtedness, except
Permitted Indebtedness. All Indebtedness owed by the Company to any Affiliate is set forth on Schedule 3.9.

RESTATED LOAN AGREEMENT - Page 5

     3.10 Taxes. The Company has filed all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and has paid all of its tax liabilities, other than immaterial amounts and taxes that are being contested by the Company in good faith by appropriate actions or proceedings, diligently pursued and with respect to which adequate reserves in accordance with GAAP have been provided for on the Company's books. The Company knows of no pending investigation of the Company by any taxing authority or pending but unassessed tax liability of the Company, except as disclosed on
Schedule 3.10. The Company has made no presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and the Company is not a party to any tax-sharing agreement.

     3.11 Use of Proceeds; Margin Securities. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.
Neither the Company nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement or any Other Agreements to violate Regulations G, T, U or X or to violate the Securities Exchange Act of 1934, as amended.

     3.12 ERISA. All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code, applicable to the Employee Benefit Plans it or they sponsor or maintain, and there are no existing conditions that would give rise to material liability thereunder. With respect to any Employee Benefit Plan, all members of any Controlled Group have made all contributions or payments to or under each Employee Benefit Plan required by law, by the terms of such Employee Benefit Plan or the terms of any contract or agreement. No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any Pension Plan which poses a risk of causing a Lien to be created on the assets of the Company or which will result in the occurrence of a Reportable Event. No member of any Controlled Group has been required to contribute to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected to be, incurred by any member of a Controlled Group. The term "liability," as referred to in this Section 3.12, includes any joint and several liability. No prohibited transaction under ERISA or the Code has occurred with respect to any Employee Benefit Plan which could have a Material Adverse Effect or a material adverse effect on the condition, financial or otherwise, of an Employee Benefit Plan.

     3.13 Disclosure. No representation or warranty made by the Company in any Other Agreement to which the Company is a party contains any untrue fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Company which the Company has determined has a Material Adverse Effect, or which the Company has determined might in the future have a Material Adverse Effect, that has not been disclosed in writing to the Lender.

     3.14 Subsidiaries and Capitalization. The Company has no Subsidiaries. All the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. The capitalization of the Company on the Closing Date is set forth on Schedule 3.14. No violation of any preemptive rights of shareholders of the Company has occurred by virtue of the transactions contemplated under this Agreement, or any Other Agreement. Except as otherwise set forth on Schedule 3.14, there are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Company granting to any Person or group of Persons any right to purchase or acquire shares of the Company's capital stock, except pursuant to the Warrant Documents.

     3.15 Current Locations. Schedule 3.15 identifies (a) the Company's principal place of business and chief executive office, (b) all the locations where the Company maintains any books or records relating to any of its assets, (c) all other locations where the Company has a place of business, and (d) each address where any of the Company's assets are located. Schedule 3.15 accurately indicates whether each such location is owned or leased,

RESTATED LOAN AGREEMENT - Page 6
and, if leased, identifies the owner of such location. No Person other than the Company has possession of any material amount of the assets of the Company except as disclosed on Schedule 3.15.

     3.16 No Burdensome Restrictions. The Company is not a party to, or bound by any agreement, condition, contract or arrangement which has, or which the Company reasonably expects in the future will have, a Material Adverse Effect.

     3.17 Securities Laws. The Company has complied with or is exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance of the Senior Note.

     3.18 No Labor Disputes. The Company is not involved in any labor dispute. There are no strikes or walkouts or union organization of any of the Company's employees threatened, to the knowledge of the Company, or in existence and no labor contract is scheduled to expire during the term of this Agreement. The Company is in compliance with all laws, rules, regulations, orders and decrees applicable to the Company or its properties, except for instances of noncompliance which, individually or in the aggregate, will not have a Material Adverse Effect.

     3.19 Brokers. Neither the Company nor any of its shareholders has dealt with any broker, finder, commission agent or other Person other than as set forth on Schedule 3.19 in connection with the transactions referenced in or contemplated by this Agreement, nor is the Company or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions.

     3.20 Liens. The Lender's Liens attaching to the Collateral will constitute at all times valid, perfected and enforceable Liens, subject to no prior or superior Lien, except Permitted Liens. The Company has taken, or participated with the Lender in taking, all necessary action (including making all necessary filings) to provide the Lender with first priority perfected Liens in the Collateral under the laws of all applicable jurisdictions.

     3.21 Insurance. The amount and types of insurance carried by the Company, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as the Company and similarly situated.

     3.22 Conduct of Business. On the Closing Date, the Company is engaged only in businesses of the type described in Schedule 3.22.

IV.  CONDITIONS PRECEDENT TO INITIAL OBLIGATIONS OF LENDER

     The Lender's obligations hereunder to reinstate the Original
Agreement, to waive the Existing Defaults and to make the initial
Advance hereunder shall be subject to the satisfaction of the following conditions on or before the Closing Date:

     4.1 No Litigation; Consummation of Transactions. No injunction, preliminary injunction, or temporary restraining order shall be threatened or shall exist which prohibits or may prohibit the transactions contemplated herein or any other related transaction, and no litigation or similar proceeding (including, without limitation, any litigation or other proceeding seeking injunctive or similar relief) shall be threatened or shall exist with respect to the transactions contemplated herein, which, if adversely determined, would in the judgment of the Lender have a Material Adverse Effect.

     4.2 Documents. The Lender shall have received the following, each in form and substance satisfactory to the Lender:

          (a) Insurance. Certified copies of all insurance policies and endorsements thereto required by Section 6.13, together with a written report from an insurance broker acceptable to the Lender, confirming that the amount of such insurance coverage and the terms and conditions thereof, are substantially similar to policies maintained by companies similarly situated to the Company and engaged in the same or a similar business;

RESTATED LOAN AGREEMENT - Page 7

          (b) Approvals and Consents. Copies, certified by the Company of all consents, authorizations, filings, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Company, or the validity and enforceability of, this Agreement or the Other Agreements to which the Company is a party;

          (c) Opinion of Counsel to the Company. The written legal opinion of legal counsel to the Company, such opinion to be substantially in the form of Exhibit B hereto; except with respect to Sections (m) and (n) of such opinion, which shall be exactly in the form of Exhibit B hereto;

          (d) General Certificate of the Company's Secretary. A certificate of the Secretary of the Company together with true, correct and complete copies of the following:

               (i)  Articles of Incorporation.  The Articles of
     Incorporation of the Company, including all amendments thereto, certified by the Secretary of State of the state of its incorporation;

               (ii) Bylaws. The Bylaws of the Company, including all amendments thereto;

               (iii) Resolutions. The resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Other Agreements to which the Company is a party;

               (iv) Existence and Good Standing Certificates. Certificates of the appropriate government officials of the state of incorporation of the Company as to its existence and good standing, and certificates of the appropriate government officials in each state where the Company does business and where failure to qualify as a foreign corporation would have a Material Adverse Effect, as to its good standing and due qualification to do business in such state, each dated within thirty (30) days prior to the Closing Date; and

               (v) Incumbency. The names of the officers of the Company authorized to sign this Agreement and the Other
     Agreements to be executed by the Company, together with a sample of the true signature of each such officer;

          (e)  Transaction Certificate.  A certificate of the
President and the Executive Vice President of the Company that, to the best of their knowledge after due investigation, all conditions precedent to the effectiveness of this Agreement have been satisfied or waived;

          (f) Financing Statements. UCC-1 financing statements and all other requisite filing documents, instruments, assignments or other agreements necessary to ensure a first priority security interest in the Collateral in favor of the Lender, in form satisfactory for filing with the appropriate filing officers;

          (g) Liens. Evidence satisfactory to the Lender that as of the Closing Date the Lender has a perfected first priority Lien on the Collateral; and

          (h) Additional Information, Other Documents and Agreements. Such other information, documents, agreements, commitments and undertakings as the Lender shall reasonably request.

     4.3 Private Placement. The Company shall have raised at least One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), which shall result in at least One Million Two Hundred Fifty Thousand and No/100 Dollars ($1,250,000.00) net proceeds to the Company, in a private placement (the "Private Placement"), subject to the following additional conditions:

          (a) If the over allotment is sold, the Company may raise up to an additional Two Hundred Twenty-Five Thousand and No/100
($225,000.00) gross proceeds;

RESTATED LOAN AGREEMENT - Page 8

          (b) Total cash fees payable to third parties shall not exceed 13% of the capital raised, plus a $30,000 consulting fee;

          (c) The Private Placement shall be subordinate in all respects to the Senior Obligations;

          (d)  The Private Placement shall be structured as the sale of sixty
(60) units for Twenty-Five Thousand and No/100 Dollars ($25,000.00) each; and each unit will consist of fifty thousand (50,000) common shares of the Company and a warrant to purchase another fifty thousand (50,000) common shares of the Company exercisable at $1 per share, increasing to $1.50 per share after two (2) years from the consummation of the Private Placement;

          (e) All proceeds of the Private Placement shall be deposited in escrow with Continental Stock Transfer & Trust Company, New York, New York, pending consummation of the Private Placement and execution and delivery of this Agreement; and

          (f) Upon execution and delivery of this Agreement, the net proceeds to the Company from the Private Placement shall be transferred to the Investment Account.

     In the event that the funds raised by the Company in the Private Placement are less than $1,500,000.00, then, so long as the funds raised by the Company in the Private Placement are at least One Million Two Thousand and No/100 Dollars ($1,200,000.00) and such amount, net of commissions of $156,000, is transferred to the Investment Account upon the execution and delivery of this Agreement, then this Agreement nevertheless shall be in force and effect, with the exception that Lender will have no obligation to make any further Advance under this Agreement, other than the Advance for payment of fees and expenses as provided in Section 1.2(b)(ii), unless the Company achieves the $1,500,000.00 level of funds raised by November 30, 1996.

     4.4 Trade Creditors. The Company shall have restructured at least Seven Hundred Thousand and No/100 ($700,000.00) of past due trade accounts payable owing by the Company to its trade creditors, in accordance with the following terms and conditions:

          (a) The trade creditors shall receive one-third (1/3) of their claims in cash, payable 15% of the total claim upon consummation of the Private Placement. The balance of cash payment shall be made in equal monthly installments over fifteen (15) months.

          (b) The balance of each trade claim (i.e., two-thirds of the whole claim) shall be exchanged for the common stock of the Company to be issued upon completion of the pricing of the stock. The stock will be priced at a price equal to the lower of (a) 80% of the average daily closing price during the thirty (30) days following the consummation of the Private Placement, or (b) the lowest closing price during such 30-day period, but in no event will the price at which the shares are issued to the trade creditors be less than $2.25 per share.

     4.5 Material Adverse Changes. During the period beginning March 31, 1996 and continuing through the Closing Date, and, except for inventory write-offs and operating losses disclosed to Lender in writing, there will have been (a) no material adverse change in the business, financial or other conditions of the Company, or in the Collateral which will be subject to Lender's security interest, or in the prospects or projections of the Company, (b) there will have been no material increase in the liabilities (absolute or contingent) of the Company, whether or not disclosed or required to be reserved against on any pro forma balance sheet, and (c) no material decrease in the assets of the Company nor distribution by the Company either by dividends or otherwise.

     4.6 Lender's Fees, Costs and Expenses. On the Closing Date, all of Lender's legal and other fees shall be paid by the Company as an additional Advance under the Senior Note. Included within such legal and other fees will be the $35,000 facility fee due on June 2, 1996, all legal expenses and other consulting expenses (including all expenses associated with this transaction).

RESTATED LOAN AGREEMENT - Page 9

     4.7 Subordinated Debt. The Company shall have entered into binding agreements ("Shareholder Subscription Agreements") for the conversion of the Shareholder Subordinated Debt, together with accrued interest, into equity of the Company on substantially the same terms as subscribers to the Private Placement.

     4.8 No Default. As of the Closing Date, there shall not have occurred and be continuing any Event of Default under the Loan
Agreement, except for the Existing Defaults.

     4.9 Interest. The Company shall have made all interest payments to Lender that become due under the Loan Agreement from the date hereof through and including the Closing Date.

     4.10 Securities Laws. The Company and its underwriters and investment advisors shall have complied with all applicable state and federal securities laws in connection with the Private Placement.

     4.11 Representations and Warranties. All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on the Closing Date.

     4.12.     Depository, Concentration Investment and Accounts.

     (a) Prior to the Closing Date, the Company shall have established one or more Depository Accounts into which the cash receipts for Photo Booths shall be deposited, and shall have delivered to the Lender, with respect to such Depository Accounts, a depository account agreement (as amended, modified or supplemented from time to time, a "Depository Account Agreement"), duly executed and delivered by the Company and duly acknowledged by the financial institution at which such Depository Account is established.

     (b) Prior to the Closing Date, the Company shall have established a Concentration Account at a financial institution acceptable to the Lender and shall have delivered to the Lender, with respect to such Concentration Account, a concentration account agreement (as amended, modified or supplemented from time to time, a "Concentration Account Agreement"), duly executed and delivered by the Company and duly acknowledged by the financial institution at which such Concentration Account is established.

     (c) Prior to the Closing Date, the Company shall have established an Investment Account at a financial institution acceptable to the Lender and shall have delivered to the Lender, with respect to such Investment Account, an account agreement (as amended, modified or supplemented from time to time, the "Investment Account Agreement"), duly executed and delivered by the Company and duly acknowledged by the financial institution at which such Investment Account is established.

V.   CONDITIONS PRECEDENT TO EACH ADVANCE

     The Lender's obligations hereunder to make any Advance shall be subject to satisfaction of the following conditions precedent on each Borrowing Date:

     5.1. Notice of Borrowing. The Company delivers to the Lender a Notice of Borrowing.

     5.2 Representations and Warranties. All representations and warranties made by the Company contained in this Agreement or otherwise made in any Other Agreements, officer's certificate or any agreement, instrument, certificate, document or other writing delivered to the Lender in connection herewith or therewith, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such borrowing.

     5.3 No Event of Default. On each Borrowing Date, there shall exist no Event of Default or Potential Default.

     5.4. Compliance with Procedures. The Company shall have complied with all procedures and given all certificates, notices and other documents required hereunder for such Advance.

RESTATED LOAN AGREEMENT - Page 10

     5.5  Adjusted Maximum Facility Amount.  The making of such
Advance shall not cause the outstanding principal balance of the Senior Note to exceed the Adjusted Maximum Facility Amount.

VI.  AFFIRMATIVE COVENANTS.

     The Company covenants and agrees that, from the date hereof and until the Senior Obligations have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

     6.1  Financial Statements.  The Company will furnish to the
Lender:

          (a)  As soon as available, and in any event within ninety
(90) days after the end of each fiscal year of the Company, beginning with the fiscal year ending June 30, 1996, (i) a copy of the annual audit report of the Company for such fiscal year containing a balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such fiscal year and for the fiscal year then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, along with management's discussion and analysis of variances, all in reasonable detail and audited and certified by Lane, Gorman & Trubitt, L.L.P. or other independent certified public accountants of recognized national standing selected by the Company and consented to by the Lender (provided the Lender's consent shall not unreasonably be withheld) to the effect that such report has been prepared in accordance with GAAP;
(ii) a certificate delivered to the Lender by such independent certified public accountants confirming the calculations set forth in the officers' certificate delivered to the Lender simultaneously therewith in accordance with Section 6.2(a); and (iii) a comparison of the actual results during such fiscal year to those originally budgeted by the Company prior to the beginning of such fiscal year, along with management's discussion and analysis of variances. Further, the Company agrees to indicate in footnotes to such financial statements the specific dollar amount of any line item required for the calculations set forth in the officers' certificate required by
Section 6.2, where the financial statements delivered pursuant to this Section do not present a corresponding line item.

          (b) As soon as available, and in any event either (i) within forty-five (45) days after the end of each calendar month for the period beginning September 30, 1996 until November 30, 1996, or
(ii) within thirty (30) days after the end of each calendar month for the period beginning December 31, 1996 and thereafter, a copy of an unaudited financial report of the Company as of the end of such calendar month and for the portion of the fiscal year then ended, containing balance sheets, statements of income, and statements of cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, along with, on a quarterly basis, management's discussion and analysis of variances, all in reasonable detail, including, without limitation, a comparison of the actual results during such period to those originally budgeted by the Company prior to the beginning of such fiscal period. Further, the Company agrees to indicate in footnotes to such financial statements the specific dollar amount of any line item required for the calculations set forth in the officers' certificate required by Section 6.2, where the financial statements delivered pursuant to this Section do not present a corresponding line item.

          (c) On or before sixty (60) days prior to the beginning of each fiscal year of the Company, an annual budget or business plan for such fiscal year showing monthly detail, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for such year, and, promptly during each fiscal year, all revisions thereto approved by the board of directors of the Company.

          (d) As soon as available, and in any event not later than either (x) forty-five (45) days after the end of each calendar month for the period beginning with the month ending September 30, 1996 through November 30, 1996, or (y) thirty (30) days after the end of each calendar month for the period beginning with the month ending December 31, 1996 and thereafter, a copy of the following:

          (i)  summary booth inventory report;

RESTATED LOAN AGREEMENT - Page 11

          (ii) detailed inventory of booths including state, city and county location detail;

          (iii)     detailed list of booths in process;

          (iv) list of outstanding booth commitments;

          (v) list of all bank accounts, together with account balances;

          (vi) summary accounts payable aging with detail for accounts over ninety (90) days;

          (vii) summary accounts receivable aging with detail for accounts over ninety (90) days;

          (viii) inventory report classified as (1) consumable, (2) work-in-process, (3) new parts and (4) used parts;

          (ix) budget versus actual maintenance expense analysis;

          (x) budget versus actual maintenance capital expenditures analysis, and

          (xi) budget versus actual analysis of all financial statements.

Such reports shall be in substantially the form as set forth in Exhibit G attached hereto.

          (e) As soon as available, and in any event not later than forty-five (45) days after the end of each calendar month, beginning with the month ending September 30, 1996 and continuing regularly thereafter, a copy of the contribution analysis of each booth location formatted on a computer readable diskette in Microsoft Excel, version 5.0, in substantially the form as set forth in Exhibit H attached hereto.

     6.2 Certificates; Other Information. The Company will furnish to the Lender all of the following:

          (a) Concurrently with the delivery of each of the financial statements referred to in Section 6.1(a) and Section 6.1(b) and the business plans and projections referred to in Section 6.1(c), a certificate of the President and the Executive Vice President of the Company in the form of the officers' certificate attached hereto as Exhibit C (i) stating that no Potential Default or Event of Default has occurred and is continuing or, if such officers have knowledge of a Potential Default or Event of Default, the nature thereof and specifying the steps taken or proposed to remedy such matter, (ii) showing in reasonable detail the calculations showing compliance with Sections 7.9 and 7.10, (iii) stating that the financial statements attached have been prepared in accordance with GAAP and fairly and accurately present (subject to year-end audit adjustments, for the annual certificates) the financial condition and results of operations of the Company at the date and for the period indicated therein, (iv) containing a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (v) a report detailing (A) all matters materially affecting the value, enforceability or collectibility of any material portion of its assets including, without limitation, the Company's reclamation or repossession of, or the return to the Company of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, and (B) any material adverse change in the relationship between the Company and any of its material suppliers or customers.

          (b) On or before forty-five (45) days after the end of each fiscal quarter, a copy of the Form 10QSB filed by the Company with the Securities and Exchange Commission.

          (c) On or before ninety (90) days after the end of each fiscal year, (i) a copy of the Form 10KSB filed by the Company with the Securities and Exchange Commission, (ii) annual report prepared by the Company for its stockholders, (iii) a report by the Company's independent auditors of the cash management

RESTATED LOAN AGREEMENT - Page 12
procedures utilized by the Company, and (iv) a copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders in their capacity as stockholders.

          (d) Within fifteen (15) days of availability, (i) all budget updates and revisions prepared by the Company, (ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency, and any material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party,
(iii) copies of all public announcements, press releases and other statements made available generally by the Company to the public generally concerning material developments in the Company's business,
(iv) copies of the minutes of each meeting of the board of directors of the Company, and (v) copies of any offering memoranda issued in conjunction with the sale of securities by the Company.

          (e) Promptly, such additional information concerning the Company as the Lender may reasonably request.

     6.3 Books and Records. The Company shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books from its earnings allowances against doubtful receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this Section shall be made in accordance with, or as required by, GAAP consistently applied.

     6.4 Financial Disclosure. The Company hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to the Lender copies of any of the Company's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the Company's financial status and business operations. The Company hereby irrevocably authorizes all federal, state and municipal authorities to furnish to the Lender copies of reports or examinations relating to the Company, whether made by the Company or otherwise.

     6.5 Disclosure of Material Matters. The Company will, immediately upon learning thereof, report to the Lender (a) all matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral or its other assets including, without limitation, the Company's reclamation or repossession of, or the return to the Company of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, and (b) any material adverse change in the relationship between the Company and any of its suppliers or customers.

     6.6 Performance of Obligations. The Company will duly and punctually pay and perform its obligations under this Agreement and the Other Agreements to which it is a party.

     6.7 Preservation of Existence and Conduct of Business. The Company will preserve and maintain its corporate existence and all of its leases, privileges, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices.

     6.8 Maintenance of Properties. The Company will operate and maintain in good condition and repair (ordinary wear and tear excepted) and replace as necessary, all of its assets and properties which are necessary or useful in accordance with sound business practices in the proper conduct of its business so that the value and operating efficiency of its assets and properties are maintained and preserved. The Company will at all times maintain the Intellectual Property in full force and effect, and will defend and protect the Intellectual Property against all adverse claims.

RESTATED LOAN AGREEMENT - Page 13

     6.9 Payment of Taxes. The Company will file all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and will pay all of its tax liabilities other than:

          (a) immaterial amounts and taxes that are being contested by the Company in good faith by appropriate actions or proceedings, diligently pursued and with respect to which adequate reserves in accordance with GAAP have been provided for on the Company's books; and

          (b) sales taxes, the payment of which is pending issuance or assignment to the Company of appropriate taxpayer identification number(s) by the applicable state taxing authority, but only so long as (i) the Company has accrued such taxes as a current liability in accordance with GAAP, (ii) the Company has deposited the amount of such tax liability into a special sales tax deposit account of the Company on a regular basis, but not less often than monthly, (iii) the Company is diligently taking reasonable action to complete the process of obtaining appropriate taxpayer identification numbers from the applicable state taxing authority, (iv) upon issuance of the appropriate taxpayer identification number(s) to the Company, the Company promptly pays then due and payable liability for sales taxes owing to the applicable state tax authority, and (v) the Company reports to the Lender, in writing, on a monthly basis, concurrently with the submission of the financial statements as required in
Section 6.1(b), the amount of taxes collected, but not paid, and, if requested by the Lender, the applicable taxing authority to which the taxes are payable, together with such other information as the Lender may reasonably request.

The Company will promptly notify the Lender in writing of any pending investigation of the Company by any taxing authority or pending but unassessed tax liability of the Company.

     6.10 Payment of Impositions. The Company will pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, vault, water and sewer rents, rates, charges, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for nonpayment thereof, heretofore or hereafter imposed or which may become a Lien upon any property owned by the Company or arising with respect to the occupancy, use, possession or leasing thereof (collectively the "Impositions") and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that the Company shall not be required to pay or discharge any claim for labor, material, or supplies or any Imposition which is being contested in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP have been established.

     6.11 Compliance with Laws. The Company shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the operation of the Company's business; provided, however, the Company may contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials by appropriate actions or proceedings diligently pursued, if adequate reserves with respect thereto are established to the reasonable satisfaction of the Lender.

     6.12 Payment of Expenses. All Miscellaneous Expenses shall be payable to the Lender, on demand, shall be secured by the Collateral, and shall accrue interest from the date of demand until paid at the same rate(s) of interest as the outstanding principal balance of the Senior Note.

     6.13 Leasehold Obligations. The Company shall provide copies of all leases under which it is a tenant or lessee, at the Lender's request. The Company shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant or lessee, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the Lender's request, will provide evidence of its having done so; provided, however, the Company may contest or dispute its obligations under such leases, by appropriate actions or proceedings diligently pursued if adequate reserves with respect thereto are established to the reasonable satisfaction of the Lender.

     6.14 Insurance. The Company will maintain, with financially sound, reputable and solvent companies, insurance policies (a) insuring its assets against loss by fire, explosion, theft and other risks and

RESTATED LOAN AGREEMENT - Page 14
casualties as are customarily insured against by companies engaged in the same or a similar business, (b) insuring it against liability for personal injury and property damages relating to its assets, such policies to be in such amounts and covering such risks as are usually insured against by companies engaged in the same or a similar business, and (c) insuring such other matters as may from time to time be requested by the Lender. All policies shall be endorsed in favor of the Lender as an additional insured, loss payee or assignee, as appropriate. The Company shall provide copies of all such insurance policies to the Lender within ten (10) days following the Lender's request for the same. The Company shall (i) deliver copies of all such policies to the Lender immediately upon the Company's receipt thereof, (ii) pay, or cause to be paid, all premiums for such insurance at least thirty (30) days before such premiums become due, (iii) furnish to the Lender satisfactory proof of the timely making of such payments, (iv) deliver copies of all renewal policies to the Lender at least five (5) days before the expiration date of each expiring policy, (v) cause such policies to require the insurer to give notice to the Lender of termination of any such policy at least thirty (30) days before such termination is to be effective, and (vi) immediately deliver written notice to the Lender of any casualty loss affecting the Collateral.

     6.15 Inspection Rights. At any reasonable time and from time to time, the Company will permit representatives of the Lender to examine and make copies of the books and records of, and visit and inspect the properties of, the Company, and to discuss the business, operations, and financial condition of the Company with its respective officers and employees and with its independent certified public accountants. In accordance with the terms of Section 6.12 hereof, the Company will promptly reimburse the Lender for all reasonable expenses incurred by representatives of the Lender in connection with such inspections.

     6.16 Negative Pledge. Until payment and performance in full of all of the Senior Obligations and termination of this Agreement, the Company shall not, without the Lender's prior written consent, pledge, sell (except inventory in the ordinary course of business), assign, transfer, create or suffer to exist any Lien (except for Permitted Liens) upon any part of its assets.

     6.17 Maintenance of Equipment. The Company's equipment shall be maintained in its existing repair and condition (reasonable wear and tear excepted); and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved.

     6.18 Notices. The Company will promptly, but in any event within two (2) business days after first becoming aware thereof, notify the Lender in writing of:

          (a) the commencement of any event, including but not limited to, any action, suit, or proceeding against the Company that could have a Material Adverse Effect which notice shall specify the nature of such event and what action the Company has taken or is taking or proposes to take with respect thereto;

          (b) the occurrence of a default, or an event which with the passage of time or giving of notice or both constitutes a default or event of default under any instrument or agreement evidencing any other Indebtedness of the Company;

          (c)  any other matter that might have a Material Adverse
Effect; and

          (d) the occurrence of a Potential Default or an Event of Default.

Any notification required by this Section 6.18 shall be accompanied by a certificate of the President or Executive Vice President setting forth the details of the specified events and the action which the Company proposes to take with respect thereto.

     6.19 Further Assurances. The Company shall execute and deliver to the Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents as the Lender may request, in order that the full intent of this Agreement and the Other Agreements may be carried into effect.

RESTATED LOAN AGREEMENT - Page 15

     6.20 Compliance with ERISA and the Code. The Company will comply, and will cause each other member of any Controlled Group to comply, with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, to any Employee Benefit Plan it or they sponsor or maintain, so as not to give rise to any liability thereunder. The Company will pay and will cause each other member of any Controlled Group to pay when due any amount payable by it to the Pension Benefit Guaranty Corporation. Promptly after the filing thereof, the Company shall furnish to the Lender with regard to each Employee Benefit Plan, copies of each annual report required to be filed pursuant to Section 104 of ERISA in connection with each such plan for each plan year.

     6.21 Compliance with Regulations G, T, U and X. Neither the Company nor any Person acting on its behalf will take any action which might cause this Agreement, the Senior Note, the Warrant Documents or any Other Agreement to violate, and the Company will take all actions necessary to cause compliance with, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System and the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

     6.22 Fiscal Year. The Company will cause its fiscal year to be the twelve month period ending on the last day of June of each year.

     6.23 Board Observation and Membership. The Company will deliver to the Lender a certified copy of the minutes of and all materials distributed at or prior to all meetings of the Board of Directors of the Company, certified as true and accurate by the Secretary of the Company, promptly following each such meeting. The Company will (a) permit the Lender so long as the Lender is a Holder or owns any stock, warrants or other equity interest in the Company, to designate one person that is not directly or indirectly a competitor of the Company to attend all meetings of the Company's board of directors, (b) provide such designee not less than ten (10) business days actual notice of all regular meetings and three (3) calendar days' actual notice of all special meetings of the Company's board of directors,
(c) permit such designee to attend such meetings as an observer, and
(d) provide to such designee a copy of all materials distributed at such meetings.

     6.24 Environmental Costs.

          (a) The Company hereby indemnifies and holds the Lender harmless from and against any liability, loss, damage, suit, action or proceeding pertaining to solid or hazardous waste materials or other waste-like or toxic substances, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any federal, state or municipal law or regulation, or tort, contract or common law that relates to the Company.

          (b) To the extent the laws of the United States or any state in which property, leased or owned, of the Company provide that a lien upon the property of the Company may be obtained for the removal of Polluting Substances which have been or may be released, no later than sixty (60) days after notice is given by the Lender to the Company, the Company shall deliver to the Lender a report issued by a qualified, third party engineer certifying as to the existence of any Polluting Substances located upon or beneath the specified property, leased or owned. To the extent any such Polluting Substance is located therein or thereunder that either (i) subjects the property to Lien or (ii) requires removal to safeguard the health of any Person, the Company shall remove, or cause to be removed, such lien and such Polluting Substance at the Company's expense.

     6.25 Audits. The Company will, in accordance with the procedures set forth in Schedule 6.25 hereto, provide a letter to the Lender on a quarterly basis, setting forth the locations of the Collateral, the Leases under which the Company is a tenant or lessee, and cash management procedures. In addition, the Company will, on an annual basis, employ an independent auditor, at the Company's sole expense, that is acceptable to the Lender in its sole discretion, to audit and otherwise evaluate the Collateral, the locations of the Collateral, all leases or other agreements under which the Company is a tenant or other occupant of premises, and the cash management procedures, such audits and evaluations prepared on an accounting basis and utilizing the procedures set forth on Schedule 6.25.

RESTATED LOAN AGREEMENT - Page 16

     6.26 Replacement of Senior Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Senior Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of the Senior Note, the Company, without charge to the Holder thereof, will make and deliver a new Senior Note of like tenor and the same series in lieu of such lost, stolen, destroyed or mutilated Senior Note. If any such lost, stolen or destroyed Senior Note is owned by the Lender or any other Holder whose credit is satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Senior Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Senior Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

     6.27 Board Meetings. The Company agrees to hold meetings of the Board of Directors, such meetings to be held at least quarterly.

     6.28 Depository and Concentration Accounts. The Company shall deposit or cause to be deposited all cash receipts from Photo Booths into a Depository Account and, on each Business Day, shall transfer all collected balances from all Depository Accounts to the Concentration Account. The Company shall deliver, or cause each financial institution that established a Depository Account or the Concentration Account, as the case may be, to deliver, to Lender, on a monthly basis simultaneously upon delivery to the Company, the monthly account statements that pertain to the Depository Accounts and the Concentration Account.

     6.29 Investment Account. The net proceeds to the Company from the Private Placement shall be put into an investment account (the "Investment Account"), which will be subject to the same terms and conditions as the Concentration Account with respect to the security interest in favor of the Lender and the occurrence of an Event of Default. The Company will not make any withdrawals or transfers of funds from the Investment Account, except for transfers of funds into the Company's operating account such that the aggregate balance of funds in the operating account(s) existing from time to time is equal to or less than $100,000. Further, in the event that the aggregate balance of funds in the operating account(s) of the Company exceeds a balance of $100,000, the excess will be transferred into the Investment Account. The Company shall deliver, or cause the financial institution that established the Investment Account to deliver, to Lender, on a monthly basis simultaneously upon delivery to the Company, the monthly account statement that pertains to the Investment Account.

     6.30 Shareholder Subscription Agreements. The Company will consummate the transactions contemplated by the Shareholder
Subscription Agreements for the conversion of the Shareholder
Subordinated Debt, together with accrued interest, into equity of the Company, not later than fifteen (15) days after the Closing Date.

     6.31 Performance of Settlement Agreements. The Company will duly and punctually pay and perform its obligations under the Settlement Agreements and Releases, which reflect the re-structuring with the Company's trade creditors, as contemplated by Section 4.4 above, and which are more fully described in Schedule 7.1 to this Agreement.

     6.32 Tax and Payroll Accounts. The Company will maintain the deposit accounts designated as Tax Account and Payroll Account on Exhibit E to this Agreement solely for deposit of funds for the payment of taxes and employee payroll, respectively, and will maintain the amounts on deposit in such accounts in amounts not in excess of the amounts respectively due for the then current applicable payment period.


VII. NEGATIVE COVENANTS

     The Company covenants and agrees that from the date hereof until the Senior Obligations have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

RESTATED LOAN AGREEMENT - Page 17

     7.1 Indebtedness. Except as set forth in Schedule 7.1, the Company will not create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness except (a) Permitted Indebtedness,
(b) any extension, renewal or refinancing of any Permitted Indebtedness on such terms and conditions as are, on the whole, no more onerous to the Company than the terms and conditions of such Permitted Indebtedness on the date of such extension, renewal or refinancing and (c) indebtedness subordinate to the Lender on terms and conditions acceptable to the Lender, in its sole discretion. Any Permitted Indebtedness which is subordinated to the Senior Obligations shall continue to be subordinated to the Senior Obligations on terms and conditions satisfactory to the Lender.

     7.2 Commitments. Without the prior written consent of the Lender, the Company will not enter into any Commitments except (a) Permitted Indebtedness, and (b) any extension, renewal or refinancing of any Permitted Indebtedness on such terms and conditions as are, on the whole, no more onerous to the Company than the terms and conditions of such Permitted Indebtedness on the date of such extension, renewal or refinancing.

     7.3 Limitation on Liens. The Company will not incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, including, but not limited to, its shares of capital stock of each of its Subsidiaries, whether now owned or hereafter acquired, except Permitted Liens.

     7.4 Merger, Acquisition, Dissolution and Sale of Assets. The Company will not become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or dissolve or liquidate. The Company will not form, acquire or permit the existence of any Subsidiary or Subsidiaries of the Company. The Company will not, without the Lender's prior written consent, pledge, sell (except inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the Company's business), assign, transfer, create or suffer to exist a Lien (except for Permitted Liens) upon any of the Company's assets.

     7.5 Restricted Payments. The Company will not at any time make or become obligated to make, directly or indirectly, any (a) declaration of any dividend on, or any other payment or distribution in respect of, any shares of the Company, (b) payment or distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any shares of the Company or of any warrant, option or other right to acquire such shares (except pursuant to the Warrant Documents), or (c) payment or distribution on account of any Indebtedness of the Company which is subordinate to the Senior Note.

     7.6 Loans and Investments. Except for Permitted Investments and travel or other advances in the ordinary course of business of immaterial amounts, the Company will not make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of any Person.

     7.7 Transactions with Affiliates. Except as contemplated by this Agreement and the Other Agreements, the Company will not, without the prior written consent of the Lender, enter into any transaction with any director, officer, employee, shareholder, or Affiliate of the Company, other than employee contracts, employee stock options or grant agreements or other transactions (including those permitted by Section 7.6, if any) in the ordinary course of business, all such contracts, stock options and other agreements being subject to the terms and conditions of the Warrant Purchase Agreement.

     7.8 Nature of Business. The Company will not engage in any business other than the businesses in which it is engaged as of the date hereof (as more particularly set forth on Schedule 3.22), or any business reasonably related thereto.

     7.9 Financial Covenants. Until payment in full of the Senior Note and all other Senior Obligations of the Company hereunder, the Company covenants that it shall (without the Lender's prior written consent) comply with the financial covenants set forth in Article VIII.

RESTATED LOAN AGREEMENT - Page 18

     7.10 Capital Expenditures. Except the funding leasehold improvements not to exceed $100,000 in amount and the costs of construction of Photo Booths, the annual Capital Expenditures of the Company may not exceed $250,000.00 without the prior written consent of the Lender. In the event that the Company enters into a capital lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this Section 7.10, the aggregate amount of all payments due for the entire term of such contract or capital lease shall be considered expended in full on the date that the Company enters into such contract or capital lease.

     7.11 Remuneration. The Company will not pay salaries and other direct and indirect remuneration (including, but not limited to, employee benefits and professional, consulting and management fees and expenses) during any fiscal year to any of the Persons set forth on
Schedule 7.11 or any member of such Person's immediate family, without the prior written consent of the Lender, exceeding the amounts set forth for such Persons in Schedule 7.11.

VIII.     FINANCIAL COVENANTS

     8.1 Minimum Tangible Net Worth. Tangible Net Worth, as calculated at any time and from time to time, shall not be less than the amount indicated below during the respective period of time indicated below:


                                     Minimum Tangible
          Time Period                   Net Worth

          October 31, 1996 through
          December 30, 1996             $3,250,000
          December 31, 1996 through
          March 30, 1997                $3,000,000
          March 31, 1997 through
          June 29, 1997                 $2,850,000
          June 30, 1997 through
          September 29, 1997            $2,850,000
          September 30, 1997 through
          December 30, 1997             $3,200,000
          December 31, 1997 through
          March 30, 1998                $3,550,000
          March 31, 1998
          and thereafter                $3,850,000


     8.2 Maximum Total Liabilities to Tangible Net Worth Ratio. The ratio of Total Liabilities to Tangible Net Worth , as calculated at any time and from time to time, shall be no greater than the ratio indicated below during the respective period of time indicated below:


                                        Maximum Total
                                       Liabilities to
                                        Tangible Net
          Time Period                   Worth Ratio

          October 31, 1996 through
          June 30, 1997                 1.10 to 1.0
          July 1, 1997 and thereafter   1.00 to 1.0

RESTATED LOAN AGREEMENT - Page 19

     8.3 Minimum Working Capital. The Company's working capital, calculated from time to time and at any time as the Company's current assets minus the Company's current liabilities (each determined in accordance with GAAP), shall not be less than the amount indicated below during the respective period of time indicated below:


                                        Minimum Working
               Time Period                  Capital

               October 31, 1996 through
               December 30, 1996            $400,000
               December 31, 1996 through
               March 30, 1997               $250,000
               March 31, 1997 through
               June 29, 1997                $150,000
               June 30, 1997 through
               September 29, 1997           $200,000
               September 30, 1997
               and thereafter               $500,000

     8.4 Minimum Gross Cash Flow to Total Debt Service Ratio. The ratio of (a) Gross Cash Flow, as calculated at the end of each month for the three (3)-month period consisting of the month then ended plus the two preceding months, divided by 3, to (b) Total Debt Service, as calculated at the end of each month for the three (3)-month period consisting of the month then ended plus the two preceding months, divided by 3, shall not be less than the ratio indicated below as at the end of each month occurring during the respective period of time indicated blow:


                                                 Minimum Gross
                                                     Cash
                                               Flow to Total Debt
                    Time Period                  Service Ratio

                    October 31, 1996 through
                    December 30,1996             Not calculated.
                    December 31, 1996 through
                    March 30, 1997               Not calculated.
                    March 31, 1997 through
                    June 29, 1997                  1.00 to 1.0
                    June 30, 1997
                    and thereafter                 2.00 to 1.0


RESTATED LOAN AGREEMENT - Page 20

     8.5 Minimum Gross Cash Flow. Gross Cash Flow, as calculated at the end of each month for the three (3)-month period consisting of the month then ended plus the two preceding months, divided by 3, shall be no less than the amount indicated below as at the end of each month occurring during the respective period of time indicated below:


                                                      Minimum Gross
                    Time Period                         Cash Flow

                    October 31, 1996 through
                    December 30, 1996                   $ (50,000)
                    December 31, 1996 through
                    March 30, 1997                      $ (50,000)
                    March 31, 1997 through
                    June 29, 1997                       $ - 0 -
                    June 30, 1997 through
                    September 29, 1997                  $ 50,000
                    September 30, 1997
                    and thereafter                      $175,000


     8.6 Minimum Net Income. Net Income as calculated at the end of each month for the three (3)-month period consisting of the month then ended plus the two preceding months, divided by 3, shall be no less than the amount indicated below as at the end of each month occurring during the respective period of time indicated below:


                                                       Minimum Net
                     Time Period                          Income

                    October 31, 1996 through
                    December 30, 1996                   $(200,000)
                    December 31, 1996 through
                    March 30, 1997                      $(175,000)
                    March 31, 1997 through
                    June 29, 1997                       $(125,000)
                    June 30, 1997 through
                    September 29, 1997                  $(50,000)
                    September 30, 1997 through
                    December 30, 1997                   $ - 0 -
                    December 31, 1997
                    and thereafter                      $25,000

RESTATED LOAN AGREEMENT - Page 21

     8.7 Maximum Current Liabilities Plus Commitments. The sum of the Company's current liabilities below plus Commitments, as calculated at any time and from time to time, shall not be greater than the amount indicated during the respective period of time indicated below:


                                           Maximum Current
                                          Liabilities plus
                Time Period                  Commitments

                October 31, 1996 through
                December 30, 1996             $1,200,000
                December 31, 1996 through
                March 30, 1997                $1,100,000
                March 31, 1997 through
                June 29, 1997                 $1,000,000
                June 30, 1997 through
                September 29, 1997            $1,000,000
                September 30, 1997 through
                December 30, 1997               $850,000
                December 31, 1997
                and thereafter                  $800,000

     8.8 Maximum Component Parts/WIP Inventory. The amount of the Company's parts inventory (including new and used parts) plus work-in-process inventory, as calculated at any time and from time to time, shall be no greater than the amount indicated below during the respective period of time indicated below:


                                                   Maximum
                                               Component Parts/
                    Time Period                 WIP Inventory

                    October 31, 1996 through
                    December 30, 1996              $550,000
                    December 31, 1996 through
                    March 30, 1997                 $500,000
                    March 31, 1997 through
                    June 29, 1997                  $450,000
                    June 30, 1997 through
                    September 29, 1997             $400,000
                    September 30, 1997
                    and thereafter                 $350,000

RESTATED LOAN AGREEMENT - Page 22

IX.  EVENTS OF DEFAULT AND REMEDIES THEREFOR

     9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a) Payment Default. The Company shall fail to pay, when due (whether upon acceleration or otherwise), any principal, interest, facility fee or other reasonable sums payable under the Senior Note or this Agreement, or shall fail to pay, when due (whether upon acceleration or otherwise), any other Senior Obligations;

          (b) Payment Default to Third Parties. The Company shall fail to pay, on or before sixty (60) calendar days after the date when due and after passage of any other applicable notice and cure periods, whether upon acceleration or otherwise, any Indebtedness owing to any Person other than the Lender, and such failure shall remain unremedied by the Company for a period of ten (10) calendar days following the Company's receipt of Lender's notice of same;

          (c)  Covenant Default under Agreement or Senior Note.
Except as specifically provided otherwise in Section 9.1(d), the Company shall fail to perform or observe any agreement, covenant, term or condition contained in this Agreement or in the Senior Note, which failure shall remain unremedied for a period of ten (10) calendar days after the Company's receipt of Lender's notice regarding such failure;

          (d) Certain Covenant Defaults Not Entitled to Notice or Cure. The Company shall fail to perform or observe any of the agreements, covenants, terms or conditions referenced below and contained in this Agreement, with respect to which no notice or cure whatsoever shall be required of Lender:

               (i)  Article VIII (pertaining to Financial Covenants),

               (ii)      Subsections 6.1(a)(i) and (ii), Section
     6.1(b), Subsection 6.1(d)(i), and Sections 6.2(a), (b) and (c) (pertaining to certain Financial Statements, Summary Booth
     Inventory Reports, and Certificates),

               (iii)     Sections 6.28 and 6.29 (pertaining to
     Depository, Collection and Investment Accounts), and

               (iv)      the agreements and covenants that are
     addressed separately in Sections 9.1(a), (f), (g), (h) and(i);

          (e) Covenant Default under Other Agreements. The Company shall fail to comply with any agreement, indenture, mortgage, deed of trust, or other agreement binding on it or affecting its properties or business, including, without limitation, the Other Agreements, to which the Company is a party, and such failure remains unremedied by the Company for a period of ten (10) calendar days from the Company's receipt of Lender's notice regarding such failure; except with respect to any failure to comply with the Depository Account Agreements, the Concentration Account Agreement or the Investment Account Agreement, for which neither notice nor an opportunity to cure will be required of Lender;

          (f) Breach of Representation or Warranty. Any representation, warranty or other material information whatsoever made or provided by the Company in connection with this Agreement or otherwise to induce the Lender to purchase the Senior Note or the Warrant was incorrect or misleading in any respect, when made;

          (g) Event of Bankruptcy. The Company shall initiate, or otherwise become the subject of, an Event of Bankruptcy;

RESTATED LOAN AGREEMENT - Page 23

          (h) Judgment. Any judgment or order for payment of money shall be rendered against the Company which exceeds $100,000.00 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) Change in Management Control. The occurrence of a material change in management control, directly or indirectly of the Company, except as specifically contemplated by the Private Placement Memorandum upon consummation of the Private Placement, unless Lender has given its prior, written consent to such change.

     9.2 Remedies of Holders upon Occurrence of Event of Default. When any Event of Default described in Section 9.1 above, other than any Event of Default described in subparagraph (f) thereof, has occurred and is continuing, the Lender may (in addition to any other right, power or remedy permitted to the Lender by law) declare the entire amount of the Senior Obligations, including, without limitation, the entire principal and all interest accrued then outstanding under the Senior Note, to be, and the same shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, and in such event the Company shall forthwith pay to the Lender an amount equal to 100% of the amount thereof. When any Event of Default described in subparagraph (f) of Section 9.1 above shall occur, all of the Senior Obligations, including, without limitation, the entire principal and all accrued interest then outstanding under the Senior Note, shall thereupon be forthwith due and payable without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Company.

     9.3 Payment of Senior Obligations. The Lender shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Senior Note and payment of all other Senior Obligations on the date when due and, upon the occurrence and continuance of an Event of Default, to institute suit against the Company for the enforcement of any such payment. Such rights shall not be impaired without the Lender's prior written consent.

     9.4 Remedies. If any Event of Default shall occur and be continuing, each and every Holder may exercise any right or remedy it has at law, in equity or under this Agreement or any Other Agreement. No right or remedy conferred upon or reserved to the Lender under this Agreement or any Other Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to the Lender may be exercised from time to time and as often as may be deemed expedient by the Lender.

     9.5 Conduct No Waiver. No course of dealing on the part of the Lender, nor any delay or failure on the part of the Lender to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice the Lender's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on, the Senior Note, or fails to comply with any other provision of this Agreement, the Company shall pay to the Holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover any Miscellaneous Expenses.

     9.6 Notice of Default. With respect to Events of Default or claimed defaults, or any condition or event which with notice or lapse of time, or both, may become an Event of Default, the Company will give the following notices:

          (a) The Company will immediately furnish to the Lender notice in writing of the occurrence of an Event of Default, or any condition or event which, after notice or lapse of time, or both, would constitute such an Event of Default. Such notice shall specify the nature of such event, condition or default and what action the Company has taken or is taking or proposes to take with respect thereto.

RESTATED LOAN AGREEMENT - Page 24

          (b) If any holder of any other Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company will immediately give written notice thereof to the Lender, describing the notice or action and the nature of the claimed event, condition or default.

X.   INTERPRETATION OF AGREEMENT

     10.1 Certain Terms Defined. When used in this Agreement, the terms set forth below are defined as follows:

     "Adjusted Maximum Facility Amount" means Two Million Four Hundred Five Thousand Dollars ($2,405,000), which is the sum of the outstanding principal balance of the Senior Note on the Closing Date (i.e., $2,115,000) plus the maximum amount of Advances that the Lender will be obligated to make under this Agreement from and after the Closing Date (i.e., $290,000).

     "Advance" means any advance of funds by the Lender to or for the benefit or account of the Company, whether under this Agreement or the Original Agreement.

     "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Amended and Restated Loan Agreement, including all schedules and exhibits hereto, as the same may be modified, supplemented, extended and/or amended from time to time.

     "Borrowing Date" means the date of an Advance.

     "Business Day" means each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in the State of Texas.

     "Capital Expenditures" means expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year; including, but not limited to, the direct or indirect acquisition of such assets or incurrence of such expenses by way of increased product or service charges, offset items or otherwise and payments with respect to capitalized lease obligations.

     "Closing Date" means the date on which all of the conditions stated in Article IV of this Agreement have been met to the Lender's satisfaction and the purchase price for the Senior Note has been paid, but in any event not later than October 31, 1996.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

     "Collateral" means all assets of the Company.

     "Commitment" means for the Company, the creation, incurrence, issuance, assumption, guarantee of, and any agreement (e.g., purchase orders), whether written or oral, to create, incur, issue, assume, guarantee or otherwise become liable for: (a) indebtedness, whether or not represented by notes or other evidences of indebtedness, for Photo Booths or Photo Booth Parts,
     (b) indebtedness representing deferred payment of the purchase price of Photo Booths or Photo Booth Parts, (c) indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes and leases of Photo Booths or Photo Booth Parts made as a part of any sale and lease-back transaction if required to be capitalized, (d) indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any

RESTATED LOAN AGREEMENT - Page 25
     letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, Photo Booths or Photo Booth Parts, and (e) trade accounts payable for Photo Booths or Photo Booth Parts.

     "Company" means Irata, Inc. a Texas corporation.

     "Concentration Account" shall mean a deposit account of the Company, established pursuant to Section 4.12(b) hereof, into which the balances of the Depository Accounts shall be deposited, which account and proceeds have been pledged to the Lender pursuant to a Concentration Account Agreement and the Security Documents.

     "Concentration Account Agreement" shall mean a depository account agreement, as amended, modified or supplemented from time to time, which provides, among other things, that (1) deposited funds are forwarded daily from Depository Accounts to the Concentration Account, (2) collection procedures otherwise governing the Concentration Account shall be satisfactory to the Lender and will continue unchanged, (3) the Concentration Account is pledged to the Lender, (4) the bank that established the Concentration Account will not change the agreed procedures without the prior written consent of the Lender, and (5) the Concentration Account balance will be deposited into the Company's operating account every day unless and until the Lender gives notice to the bank that established the Concentration Account to the effect that the Company is in default under Loan Agreement, at which point the Concentration Account balance will be swept every day into a bank account owned and controlled by the Lender, and those funds will be applied as mandatory prepayments on the Senior Note, in inverse order of maturity.

     "Controlled Group" means any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which the Company is a member.

     "Deferred Loan Costs" means those expenses and costs incurred by the Company in connection with the Senior Note and other financing transactions of the Company, but which are properly chargeable to operations over a period of years by capitalizing, all in accordance with GAAP.

      "Depository Account" shall mean each deposit account of the Company established pursuant to Section 4.12(a) hereof (or as otherwise established with the prior written consent of the Lender), maintained at the banks identified on Exhibit E into which the Company deposits receipts from Photo Booths, and as to which all amounts deposited in which and all claims arising under which have been pledged to the Lender pursuant to a Depository Account Agreement and the Security Documents.

     "Depository Account Agreement" shall mean a depository account agreement as amended, modified or supplemented from time to time, which provides, among other things, that (1) deposited funds are forwarded daily from the Depository Account to the Concentration Account, (2) collection procedures otherwise governing the Depository Account shall be satisfactory to the Lender and will continue unchanged, (3) the Depository Account is pledged to the Lender and (4) the bank that established the Depository Account will not change the agreed procedures without the prior written consent of the Lender.

     "Employee Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, which is, previously has been or will be established or maintained by any member of a Controlled Group.

     "Environmental Laws" means all federal, state, or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), and other laws relating to (a) Polluting Substances or (b) the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

RESTATED LOAN AGREEMENT - Page 26

     "ERISA" means the Employee Retirement Income Security Act of
     1974, as amended and in effect from time to time, and the regulations promulgated thereunder.

     "Event of Bankruptcy" means any of (a) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act, (b) the admission in writing by the Company of its inability to pay its debts generally as they become due, (c) the appointment of a receiver or receivers for all or a material part of a Person's assets with the consent of such Person, (d) the filing of any bankruptcy, arrangement or reorganization petition by or, with the consent of a Person, against such Person under any provision of any bankruptcy law, (e) a receiver, liquidator or trustee of a Person or a substantial part of its assets shall be appointed pursuant to the Federal Bankruptcy Code by the order of a court of competent jurisdiction which shall not be dismissed or stayed within thirty (30) days, or (f) an involuntary petition to reorganize or liquidate a Person pursuant to the Federal Bankruptcy Code shall be filed against such Person and shall not be dismissed or stayed within thirty (30) days.

     "Event of Default" is defined in Section 9.1.

     "Excess Interest" is defined in Section 2.6.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question, provided that the Company may not change the use or application of any accounting method, practice or principle without the prior written consent of the Lender, which consent may require that an adjustment be made to any and all the financial covenants set forth and the capital expenditures limitation covenant set forth herein. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Gross Cash Flow" for any period means Net Income plus depreciation, plus amortization of Intangible Assets, plus amortization of Deferred Loan Costs, plus amortization of Organizational Costs, each as calculated for such period.

     "Holder" when used in reference to the Senior Note and/or the Senior Obligations, means the Person or Persons who, at the time of determination, is the lawful owner of all or a portion of the Senior Note or an obligee of all or a portion of the Senior Obligations.

     "Impositions" is defined in Section 6.10.

     "Indebtedness" means for any Person: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes and leases of property or assets made as a part of any sale and lease-back transaction if required to be capitalized, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (f) trade accounts payable more than 60 days past due, except such accounts as may be protested in good faith by the Company and are immaterial in amount (it being the intention that trade accounts payable do not become "Indebtedness" for purposes of this definition until they are 60 days past due), (g) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to above in clauses (a),
     (b), (c), (d) or (e), excluding trade accounts payable in the ordinary course of business.

RESTATED LOAN AGREEMENT - Page 27

     "Intangible Assets" means all patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets that would be classified as an intangible asset on the balance sheet.

     "Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights.

     "Investment Account" shall mean a deposit account of the Company, established pursuant to Section 4.12(c) hereof, into which the net cash proceeds to the Company of the Private Placement shall be deposited, which account and proceeds have been pledged the Lender pursuant to an Investment Account Agreement and Security Documents.

     "Investment Account Agreement" shall mean a depository account agreement, as amended, modified or supplemented from time to time, which provides, among other things, that (1) collection procedures otherwise governing the Investment Account shall be satisfactory to the Lender and will continue unchanged, (2) the Investment Account is pledged to the Lender, (3) the bank that established the Investment Account will not change the agreed procedures without the prior written consent of the Lender, (4) investment of the funds on deposit therein shall be limited to Permitted Investments, and (5) upon notice by the Lender to the bank that established the Investment Account to the effect that the Company is in default under this Agreement, the Investment Account balance will be swept every day into a bank account owned and controlled by the Lender, and those funds will be applied to mandatory prepayments on the Senior Note, in inverse order of maturity.

     "Lender" means the Lender, together with all of their respective transferees, successors and assigns of all or any portion of the Senior Note or the Senior Obligations and any nominees on whose behalf any of the foregoing purchase or otherwise acquire any of such Indebtedness of the Company, and shall include, but not be limited to, each and every "Holder" as defined herein.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

     "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, Collateral or condition (financial or otherwise) of the Company or (b) the impairment of the ability of any party to perform its obligations under the Agreement or any of the Other Agreements to which it is a party or of the Lender to enforce or collect any of the Senior Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "Maturity Date" means the earliest to occur of (a) June 2, 1998,
     (b) the date on which the Senior Note is accelerated pursuant to
     Article IX, or (c) the date on which the Senior Obligations are paid in full.

     "Maximum Facility Amount" means Three Million Five Hundred
     Thousand Dollars ($3,500,000.00).

     "Maximum Rate" is defined in Section 2.6.

     "Miscellaneous Expenses" is defined in Section 11.1.

     "Net Income" means, for any period of determination, the net earnings (or loss) after taxes of the Company for such period.


RESTATED LOAN AGREEMENT - Page 28

     "Operating Plan" is defined in Section 3.2.

     "Organizational Costs" means those costs and expenses incurred by the Company in connection with its creation and organization, all as determined in accordance with GAAP.

     "Original Agreement" is defined in the Preamble to this Agreement.

     "Other Agreements" means the Senior Note, the Warrant Documents, the Security Documents and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other written matter), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Company and delivered to and for the benefit of the Lender or any Person participating with the Lender in the Senior Note with respect to this Agreement or any of the transactions contemplated by this Agreement.

     "Pension Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which is, was or will be established or maintained by any member of the Controlled Group.

     "Permitted Indebtedness" means (a) any Indebtedness in favor of the Lender under this Agreement and/or the Other Agreements and created pursuant thereto, (b) presently existing or hereafter arising purchase money Indebtedness incurred by the Company to finance the acquisition of capital assets by the Company, subject to the limitations placed on capital expenditures in Section 7.9, and (c) the other Indebtedness set forth on Schedule 7.1.

     "Permitted Investments" means the following:

          (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States Government is pledged in support thereof), having maturities of not more than twelve months from the date of acquisition;

          (b) time deposits and certificates of deposit (i) of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than twelve (12) months from the date of acquisition or (ii) which are fully insured by the Bank Insurance Fund with maturities of not more than twelve months from the date of acquisition;

          (c) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than twelve months after the date of acquisition; or

          (d) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above.

     "Permitted Liens" means (a) Liens in Favor of the Lender under the Security Documents, (b) Liens securing purchase money Indebtedness incurred to finance the acquisition of capital assets by the Company, subject to the limitations placed on Capital Expenditures in Section 7.9 hereof, but not encumbering any assets other than those acquired with the proceeds of such purchase money Indebtedness, (c) Liens for property taxes not yet due, (d) materialmen's, mechanics', landlord's, worker's, repairmen's, employees' or other like Liens arising against the Company in the ordinary course of business, in each case which are either not delinquent or are being contested in good faith and by appropriate proceedings conducted with due diligence and for the payment of which adequate reserves

RESTATED LOAN AGREEMENT - Page 29
     have been established by the Company, (e) deposits to secure payment of worker's compensation, unemployment insurance or other social security benefits and (f) Liens disclosed on Exhibit D.

     "Person" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

     "Photo Booth" means any video photo booth.

     "Photo Booth Parts" means any and all materials used in connection with the manufacturing, processing, constructing, re-furbishing, packing, shipping and furnishing of a Photo Booth, including without limitation, all raw materials, supplies, component parts, accessions, attachments, replacements and improvements to or for a Photo Booth.

     "Polluting Substances" means all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, and the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; provided, in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment
     and, provided, further, to the extent that   the applicable laws
     of any state establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," or "toxic substance" which is broader than that specified in any of the foregoing Environmental Laws, such broader meaning shall apply.

     "Potential Default" means the occurrence of any condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

     "Prepaid Assets" means expenditures made or expenses incurred by the Company during one accounting period for benefits to be received in a future accounting period, all as determined in accordance with GAAP.

     "Property" means all real property owned, leased or operated by the Company.

     "Private Placement" is defined in Section 4.3 hereof.

     "Private Placement Memorandum" means the Confidential Term Sheet, dated September 6, 1996, which sets forth the terms of the Private Placement.

     "Reportable Event" means (i) any of the events set forth in Sections 4043(b) (other than a merger, consolidation or transfer of assets in which no Pension Plan involved has any unfunded benefit liabilities), 4068(f) or 4063(a) of ERISA, (ii) any event requiring any member of the Controlled Group to provide security under Section 401(a)(29) of the Code, or (iii) any failure to make payments required by Section 412(m) of the Code.

     "Security Documents" means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust and other documents executed in connection with the Original Agreement and this Agreement and granting to the Lender first priority liens and security interests in the Collateral, all renewals, modifications or extensions of such documents, and any such documents hereafter executed in favor of the Lender to secure payment of all or any part of the Senior Obligations, together with all

RESTATED LOAN AGREEMENT - Page 30
     financing statements and other documents necessary to record or perfect the Liens granted by any of the foregoing.

     "Senior Note" means that certain promissory note issued to the Lender pursuant to this the Original Agreement, together with all renewals, modifications, extensions, substitutions and replacements thereof.

     "Senior Obligations" means and includes any and all Indebtedness and/or liabilities of the Company to the Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, under this Agreement or any Other Agreement (regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument) and all obligations of the Company to the Lender to perform acts or refrain from taking any action under any of the aforementioned documents, together with all renewals, modifications, extensions, increases, substitutions or replacements of any of such Indebtedness.

     "Shareholder Subordinated Debt" means that certain subordinated indebtedness outstanding of approximately $160,000 owing to various of the Company's shareholders by the Company.

     "Shareholder Subscription Agreement" is defined in Section 4.7.

     "Subsidiary" means any Person of which or in which the Company and its other Subsidiaries own directly or indirectly 50% or more of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Persons, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person if it is a trust, association or other unincorporated organization.

     "Tangible Net Worth" means Total Assets minus Total Liabilities minus Prepaid Assets minus Intangible Assets minus Deferred Loan Costs minus Organizational Costs.

     "Termination Event" means (a) a Reportable Event, (b) the termination of a Pension Plan which has unfunded benefit liabilities (including an involuntary termination under Section 4042 of ERISA), (c) the filing of a Notice of Intent to Terminate a Pension Plan, (d) the initiation of proceedings to terminate a Pension Plan under Section 4042 of ERISA or (e) the appointment of a trustee to administer a Pension Plan under Section 4042 of ERISA.

     "Total Assets" means all assets of the Company.

     "Total Debt Service" for any period means the aggregate amount of all payments (principal, interest and other) with respect to outstanding indebtedness for such period.

     "Total Liabilities" means all liabilities of the Company that would be classified as a liability on the balance sheet.

     "Transfer" is defined in Section 11.5 hereof.

     "Transferee" means any Person to whom a Transfer is made.

     "Warrant" mean the warrants to purchase up to 510,000 shares of the Company's common stock (on a fully diluted basis), as the same may be amended from time to time.

     "Warrant Documents" means, collectively, (a) the Warrant and, (b) the Warrant Purchase Agreements dated as of June 2, 1995 executed by and between the Company and the Lender, with respect to the issuance to the Lender of the Warrant, as each of the foregoing may be amended from time to time.

RESTATED LOAN AGREEMENT - Page 31

Terms which are defined in other Sections of this Agreement shall have the meanings specified therein. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

     10.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done, unless specified otherwise, in accordance GAAP, except where such principles are inconsistent with the requirements of this Agreement.

     10.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

XI.  MISCELLANEOUS

     11.1 Expenses. The Company agrees to pay (a) all reasonable out-of-pocket expenses of the Lender (including reasonable fees, expenses and disbursements of the Lender's counsel and the allocated costs of staff counsel) in connection with the preparation, negotiation, enforcement, operation and administration of this Agreement, the Senior Note, the Other Agreements, or any documents executed in connection therewith, or any waiver, modification or amendment of any provision hereof or thereof; and (b) if an Event of Default occurs, all reasonable court costs and costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts. The attorneys' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel or the Lender in any way or respect arising in connection with or relating to any of the events or actions described in this Article IX shall be payable by the Company to the Lender, on demand, and shall be additional Senior Obligations secured under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable recording costs, appraisal costs, paralegal fees, costs and expenses; reasonable fees, costs and expenses of accountants, consultants, and other professionals; reasonable court costs and expenses; reasonable photocopying and duplicating expenses; reasonable court reporter fees, costs and expenses; reasonable long distance telephone charges; reasonable air express charges, telegram charges, facsimile charges, and secretarial overtime charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal, accounting, consulting or other professional services. The costs, fees and expenses described in and referred to in this Section 11.1 are defined as "Miscellaneous Expenses." The Company agrees to indemnify the Lender from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery by the Company or any other Person of this Agreement, the Other Agreements, and any documents executed in connection therewith.

     11.2 Indemnification. In addition to and not in limitation of the other indemnities provided for herein or in any Other Agreements, the Company hereby indemnifies and holds harmless the Lender and any other Holders, and every Affiliate of any of the foregoing, and their respective officers, directors, employees and agents, from any claims, actions, damages, costs, attorneys' fees and expenses (including any of the same arising out of the sole or contributory negligence of the Person to be indemnified) to which any of them may become subject, insofar as such losses, liabilities, claims, actions, damages, costs and expenses arise from or relate to this Agreement or the Other Agreements, or any of the transactions contemplated thereby, or from any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation or other proceeding relating to any of the foregoing, or from any violation or claim of violation of any applicable environmental laws with respect to any real or personal property, or from any governmental or judicial claim, order or judgment with respect to any real or personal property of the Company, or from any applicable state or federal securities laws, or from any breach of the warranties, representations or covenants contained in this Agreement or the Other Agreements. THE FOREGOING INDEMNIFICATION INCLUDES ANY SUCH CLAIMS, ACTIONS, DAMAGES, COSTS, AND EXPENSES INCURRED BY REASON OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON

RESTATED LOAN AGREEMENT - Page 32

TO BE INDEMNIFIED, BUT EXCLUDES ANY OF THE SAME INCURRED BY REASON OF SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     11.3 Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or mailed by the United States mails, certified mail, return receipt requested, (a) if to the Lender, on behalf of Lender and all Holders, addressed to the Lender at the address specified on Annex I hereto or to such other address as the Lender may in writing designate, and (b) if to the Company, addressed to the Company at the address set forth next to its name on the signature pages hereto or to such other address as the Company may in writing designate. Except as otherwise provided in Section 1.5(a)(ii), notices shall be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by non-certified mail, telecopy, telegram, facsimile, express delivery or otherwise), whichever is earlier.

     11.4 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Lender at the closing of the purchase of the Senior Note, and (c) financial statements, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Lender may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered, is otherwise incomplete or is otherwise inadmissible.

     11.5 Assignment, Sale of Interest. The Company may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, the Company's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. The Company hereby consents to the Lender's participation, sale, assignment, transfer or other disposition (collectively "Transfer"), at any time or times hereafter, of this Agreement, or the Other Agreements to which the Company is a party, or of any portion hereof or thereof, including, without limitation, the Lender's rights, title, interests, remedies, powers and/or duties hereunder or thereunder; provided, however, immediately following such transfer, the Lender and/or its Affiliates, remain the beneficial owner of not less than 51% of this Agreement and the Other Agreements, and provided further, that the Company retains the ability to deal directly solely with the Lender with respect to this Agreement and the Other Agreements.

     11.6 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     11.7 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.4.

     11.9 Reliance on and Survival Provisions. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with a closing, (a) shall be deemed to be material and to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by the Lender or on the Lender's behalf, and (b) shall survive the delivery of this Agreement and the Senior Note until all obligations of the Company under this Agreement shall have been satisfied.

RESTATED LOAN AGREEMENT - Page 33

     11.10 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Lender and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Senior Notes, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

     11.11 Law Governing. THIS AGREEMENT HAS BEEN SUBSTANTIALLY NEGOTIATED AND IS BEING EXECUTED, DELIVERED, AND ACCEPTED, AND IS INTENDED TO BE PERFORMED, IN PART IN THE STATE OF TEXAS. ALL OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE SPECIFIED THEREIN. LENDER RETAINS ALL RIGHTS UNDER THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING THOSE RELATING TO THE CHARGING OF INTEREST.

     11.12 Waivers; Modification. NO PROVISION OF THIS AGREEMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF
ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE,
MODIFICATION OR DISCHARGE IS SOUGHT.

     11.13 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR NOTE OR ANY DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     11.14 Agreement for Binding Arbitration. The parties agree to be bound by the terms and provisions of the Arbitration Program, which is attached hereto as Exhibit F and incorporated by reference herein, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

     11.15 Amendment and Restatement. This Agreement is given in amendment, modification, supplementation, restatement and renewal (and not in extinguishment or satisfaction) of the Original Agreement. All rights, titles, liens, security interests and priorities under the Original Agreement are preserved, maintained and carried forward under this Agreement, subject, however, to the terms of this Agreement.

RESTATED LOAN AGREEMENT - Page 34

     IN WITNESS WHEREOF, the Company and the Lender have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                Company:

                                IRATA, INC.


                                By: _____________________________________
                                        Robert A. Searles, Jr., President

                                Company's Address for Notices:

                                8554 Katy Freeway, Suite 100
                                Houston, Texas 77024
                                Attn:  Mr. Robert A. Searles, Jr.
                                Facsimile:  (713) 467-1829

                                with a copy to:

                                Andrew J. Clark, III
                                Attorney at Law
                                1000 Louisiana, Suite 3640
                                Facsimile: (713) 652-6629

                                LENDER:

                                PETRUS FUND, L.P.

                                By: Perot Investments, Inc., its general partner


                                  By: _______________________________________
                                      Steven L. Blasnik, President

RESTATED LOAN AGREEMENT - Page 35

                                    ANNEX I
                                      TO
                                LOAN AGREEMENT

                       Information Concerning the Lender


Lender:                      PETRUS FUND, L.P.

Principal Amount of
Senior Note:                 $3,500,000.00

Denomination of Warrant:     510,000 shares of the common stock of the Company
                             on a fully diluted basis

Address for notices:         PETRUS FUND, L.P.
                             c/o Perot Investments, Inc.
                             1700 Lakeside Square
                             12377 Merit Drive
                             Dallas, Texas 75251
                             Attn:  H. Hays Lindsley
                                    Steven L. Blasnik
                             Facsimile:  (214-788-3097)

                             and with a copy to:
                             Hughes & Luce, L.P.
                             1717 Main Street, Suite 2800
                             Dallas, Texas 75201
                             Attn:  James W. Sargent, Esq.
                             Facsimile:  (214) 939-6100

Payments to be made
by wire transfer to:         BK of NYC / CTR / BBK
                             ABA # 021000018
                             Account: IOC 565, Inst'l Custody
                             Favor PETRUS FUND, L.P.
                             Account # 286632


Annex I - Page 1 of 1

                                SCHEDULE 1.2(B)
                                      TO
                                LOAN AGREEMENT

                            Fees and Expenses Paid


1.    Facility fee due on June 2, 1996:     $ 35,000.00

2.    Legal expenses and other
      consulting expenses:                         $ 76,188.63

3.    Henry Stein, Consultant:              $ 21,450.00
                                            -----------

      Total:                                       $132,638.63




Schedule 1.2(b) - Page 1 of 1

                                SCHEDULE 1.5(B)
                                      TO
                                LOAN AGREEMENT

                              Authorized Persons

1.  Prior to consummation of the Private Placement:

          Robert A. Searles, Jr., President

2.  On or before November 4, 1996:

          Lance P. Wimmer, Chairman, President and Chief Executive Officer

          Robert A. Searles, Jr., Executive Vice President



Schedule 1.5(b) - Page 1 of 1

                                 SCHEDULE 3.2
                                      TO
                                LOAN AGREEMENT

                                Operating Plan

                                [See attached.]


Schedule 3.2 - Page 1 of 1

                                 SCHEDULE 3.3
                                      TO
                                LOAN AGREEMENT

                      Defaults under Existing Agreements


1. Events of Default described in letter dated February 15, 1996 from the Lender to the Company, a copy of which is attached to this Schedule 3.3.

2. Failure to pay Facility Fee due June 2, 1996, as required by Section 1.4 of the Original Agreement.

3. Failure to provide quarterly audits, as required by Section 5.24 of the Original Agreement.

4. Defaults under the royalty agreement with Handmade Software, Inc., which defaults will be fully cured and resolved under the terms of the Settlement Agreement and Release between the Company and Handmade Software, Inc., dated effective as of August 28, 1996.

5. Failure to keep the Company's registration statement current, as required by Underwriting Agreement with Royce Investment Group, Inc.



Schedule 3.3 - Page 1 of 1

                                 SCHEDULE 3.4
                                      TO
                                LOAN AGREEMENT

                Authorizations, Approvals, Consents and Filings



None.



Schedule 3.4 - Page 1 of 1

                                 SCHEDULE 3.5
                                      TO
                                LOAN AGREEMENT

                  Environmental Condition of the Photo Booths

The Company is not aware of any breach of the representations and warranties set forth in Section 3.5.



Schedule 3.5 - Page 1 of 1

                                 SCHEDULE 3.6
                                      TO
                                LOAN AGREEMENT

                           Litigation and Judgments

     Restructuring Arrangements. In August 1996, the Company successfully concluded a restructuring of certain trade payables totaling $727,000. The trade creditors holding these payables agreed to exchange the amounts owed for a combination of 15% cash, 18 1/3 % cash payment in 15 equal monthly installments and 66 2/3% stock. The restructuring is subject to completion of the Private Placement, and the price of the stock to be issued to the trade creditors is to be the greater of $2.25 per share or the lower of: (a) 80% of the average closing price at which the Class A Common Stock of the Company trades during the 30 calendar day period following the date of closing of the Private Placement or
(b) the lowest closing price at which the Class A Common Stock trades during the 30-day period. Among the trade creditors accepting the restructuring arrangements is Andrew J. Clark, III, a director of the Company who agreed to exchange his claim for $55,585.52 for $8,337.83 in cash, the right to receive $697.38 cash payments for 15 months and stock determined as set forth above valued at $37,057.00. Two of the trade creditors holding a combined total of $130,000 of the Company's payables filed law suits for collection of their indebtedness in April and May 1996, respectively. The suits are described as follows:

     1. Collection suit styled All Points Moving & Storage Company, Inc. v. Irata, Inc., filed in Harris County, Texas Civil Court of Law No. 3, under Cause No. 644,355 for indebtedness in the Amount of $45,000.00, which will be resolved by the Settlement Agreement and Release referenced in Schedule 7.1; and

     2. Collection suit styled Fish Construction, Inc. v. Irata, Inc., filed in the Fort Bend County, Texas Civil Court of Law No. 2, which will be resolved by the Settlement Agreement and Release referenced in
     Schedule 7.1.

The aforementioned restructuring arrangements signed by these two creditors also released the Company from all claims alleged in the respective law suits.




Schedule 3.6 - Page 1 of 1

                                 SCHEDULE 3.9
                                      TO
                                LOAN AGREEMENT

                          Indebtedness to Affiliates


          The Company has no debts to any affiliate other than Andrew J. Clark III, a director, in the amount of $55,586, for legal and professional services.



Schedule 3.9 - Page 1 of 1

                                 SCHEDULE 3.10
                                      TO
                                LOAN AGREEMENT

                                Tax Proceedings

During the third quarter of 1996, the Company became aware that its method of accounting and reporting sales and use taxes may not have complied with regulatory requirements. Specifically, the Company has no documentation to show that certain third party operators, who collect cash from the Photo Booths, had paid the appropriate sales tax or that they had obtained sales tax exemption certificates from the appropriate state tax authority. The State of Texas has issued a preliminary sales tax assessment for approximately $170,000. The Company is pursuing collection of taxes or submission of certificates from third party operators to mitigate the sales tax liability and reduce the final tax assessment. Additionally, the Company may have use tax exposure on equipment they purchased outside of the State of Texas to the extent that the Company is unable to demonstrate the purchase equipment has been put into service outside the State of Texas. The preliminary use tax estimate from the State of Texas is approximately $200,000. The Company is reviewing individual booth records to determine which booths and purchased equipment has been relocated out of the State of Texas.

The Company is currently delinquent in sales tax payments in certain other states. The Company intends to cure such delinquencies and does not believe they could have a material adverse impact on the Company.



Schedule 3.10 - Page 1 of 1

                                 SCHEDULE 3.14
                                      TO
                                LOAN AGREEMENT

                                Capitalization



CAPITALIZATION:  BEFORE PRIVATE PLACEMENT:

                      Class A Common Stock..............  2,550,072 Shares/1/
                      Class B Common Stock..............  1,500,000 Shares/2/
                      Preferred Stock...................  None/3/

                 AFTER PRIVATE PLACEMENT:

                 MINIMUM:

                      Class A Common Stock..............  5,895,072 Shares/4/
                      Class B Common Stock..............  1,500,000 Shares/2/
                      Preferred Stock...................  None/2/

                 MAXIMUM:

                      Class A Common Stock..............  6,345,072 Shares/5/
                      Class B Common Stock..............  1,500,000 Shares/2/
                      Preferred Stock...................  None/3/
____________________________
          (1)  EXCLUDES

                       (i) 270,540 shares of Class A Common Stock issuable under stock options exercisable at $5.00 per share granted under the Company's Stock Option Plan;

                       (ii) 395,173 shares of the Company's Class A Common Stock exercisable at $1.8979009 per share under bridge warrants granted in connection with the Company's December 1994 financing which expire December 2, 1996;

                       (iii) 1,666,315 shares of Class A Common Stock issuable under redeemable warrants evidencing the right to purchase one share of Class A Common Stock per warrant at an exercise price of $5.3141226 per share at any time prior to the close of business on May 11, 1997 issued as a part of the units offered in the Company's initial public offering ("IPO");

                       (iv) 22,783 shares of Class A Common Stock issuable pursuant to the exercise of warrants expiring March 31, 1997 that were granted in connection with formation of the Company having an exercise price of $1.3605721 per share;

                       (v) up to 289,794 additional shares of Class A Common Stock that would be issued upon exercise of the unit purchase option, exercisable at any time prior to the close of business on May 11, 1999 at $5.5039128 per unit, granted to Royce in connection with the IPO to purchase 144,897 units with each unit consisting of one share of Class A Common Stock and one redeemable warrant exercisable at $5.3141226 per share;

                       (vi) 54,424 shares of Class A Common Stock exercisable under warrants granted to Hill Branscomb and Venlease Associates exercisable at any time prior to June 1, 2000 at



Schedule 3.14 - Page 1 of 3

             $1.9292956 per share issued pursuant to the placement of the Company's senior indebtedness;

                       (vii) an aggregate of 510,000 shares of Class A Common Stock issuable to the Company's senior lender at an exercise price of $6.63 per share issued in connection with the Loan Agreement;

                       (viii) 38,745 shares of Class A Common Stock issuable upon exercise of warrants granted to certain interim lenders who provided bridge financing in December 1995, exercisable at any time prior to the close of business on December 21, 2000 at $1.6518138 per share;

                       (ix) 64,791 shares of Class A Common Stock upon exercise of warrants exercisable at any time prior to March 28, 2000 at $1.9292951 per share issued to J. T. Trotter in consideration for his guarantee of bank debt;

                       (x) 300,000 shares and 125,000 shares, respectively, of Class A Common Stock issuable by the Company upon exercise of options exercisable at $0.50 per share at any time prior to July 1, 2002 and to be granted to Lance Wimmer and Robert Salyard, respectively, upon their joining the Company's Board of Directors upon completion of this private placement; and

                       (xi) up to 640,000 shares of Class A Common Stock, 320,000 of which are to be issued to the Estate of C. W. Moody, Jr., Dominion Investment Corporation and George V. Kane (collectively, the "Interim Lenders") upon closing of this private placement by conversion of $160,000 of principal and the accrued interest thereon of the Company (the "Interim Debt") now held by the Interim Lenders and 320,000 of which may be issued to the Interim Lenders upon exercise of warrants having substantially the same terms as the Warrants and which may be issued to the Interim Lenders as additional consideration for the conversion of the Interim Debt.

                       The number of shares of Class A Common Stock and the
             exercise price as set forth above have been adjusted in accordance with the anti-dilution provisions of the underlying instruments assuming the issuance of 60 Units in this private placement and that the current market price of the Company's Common Stock is $1.125 on the date of determination.

         (2) The Class B Common Stock is non-convertible, non-voting and does not participate with the Class A Common Stock in dividends and distributions until the Company has achieved $1,000,000 in earned surplus, after which it is limited in the amount of dividends and distributions it may receive to an amount that cannot exceed $1,000,000.

         (3) The Company's Articles of Incorporation authorize the issuance of up to 100,000 shares of Preferred Stock, $1.00 par value per share, which may be issued in series and shares of each series shall have such rights and preferences as may be fixed by the Board of Directors in a resolution or resolutions authorizing the issuance of that particular series.

         (4) Excludes the shares of Class A Common Stock issuable as set forth in footnote (1) above, except for the 320,000 shares to be issued upon closing in conversion of the Interim Debt, and excludes 3,000,000 shares of Class A Common Stock issuable upon exercise of the warrants to be issued pursuant to this offering and 320,000 shares of Class A Common Stock issuable upon exercise of the warrants to be issued pursuant to conversion of the Interim Debt.



Schedule 3.14 - Page 2 of 3

         (5) Excludes the shares of Class A Common Stock issuable as set forth in footnote (1) above, except for the 320,000 shares to be issued upon closing in conversion of the Interim Debt, and excludes 3,450,000 shares of Class A Common Stock issuable upon exercise of the warrants to be issued pursuant to this offering and 320,000 shares of Class A Common Stock issuable upon exercise of the warrants to be issued pursuant to conversion of the Interim Debt.



Schedule 3.14 - Page 3 of 3

                                 SCHEDULE 3.15
                                      TO
                                LOAN AGREEMENT

                               Current Locations

1.   Corporate Office              - 8554 Katy Freeway                     (leased from R.W. Management)
                                             Suite 100
                                             Houston, Tx  77024

2.   Assembly Facility                       - 8560 Katy Freeway                        (leased from R.W. Management)
                                               Suite 172
                                               Houston, Tx  77024

3.   List of Booth Locations       - (Attached)



Schedule 3.15 - Page 1 of 1

                                 SCHEDULE 3.22
                                      TO
                                LOAN AGREEMENT

                              Conduct of Business

The operation of Photo Booths throughout the United States.




Schedule 3.22 - Page 1 of 1

                                 SCHEDULE 6.25
                                      TO
                                LOAN AGREEMENT

                                  Procedures

                    FORM OF REPORT OF INDEPENDENT ACCOUNTS

This draft is furnished solely for the purpose of indicating the form of report that the Company's independent accountants would be expected to be able to furnish pursuant to the request by the Company for performance of limited procedures relating to Photo Booths in operation. The text of the definitive report will depend on the results of the procedures.

Board of Directors
IRATA, Inc.
Houston, Texas

At your request, we have applied certain agreed-upon procedures, described below, to the listing of Photo Booths of IRATA, Inc. (the list) as of (period ended), as set forth in the accompanying schedule. We were informed by officials of the Company and other personnel of the Company who have responsibility for accounting and financial matters that the list is a complete and accurate list of Photo Booths owned by the Company and in service as of
___________.

Our procedures and findings were as follows:

 .   We obtained the list prepared by the Company of all Photo Booths owned and operated by the Company as of _________________. The list indicated both the location of each booth and the date it was placed in service. We mailed confirmations to a third party representative (identified by the Company) of each location for each of the Photo Booths on the list placed in service during the quarter ended _______________. The confirmation requested a response from that representative that a Photo Booth was on the premises and operating as of the date specified on the confirmation. A total of __________ confirmations were sent and __________ confirmations were received with no exceptions noted.

Because we performed limited procedures, which were not intended and did not constitute an audit in accordance with generally accepted auditing standards, we are unable to express, and do not express, any opinion on the list provided the Company or on information presented in the above description of procedures and findings and related schedules. Our report relates only to items referred to in the accompanying section and does not extend to any financial statements of IRATA, Inc. taken as a whole.

This report is provided solely for the information of the Board of Directors, management of the Company, and Petrus Fund, L.P. for use in connection with the financing provided by Petrus Fund, L.P. and should not be used for any other purpose.



Schedule 6.25 - Page 1 of 1

                                 SCHEDULE 7.1
                                      TO
                                LOAN AGREEMENT

                                 Indebtedness

1. Settlement Agreement and Release, dated effective as of August 28, 1996, executed by Irata, Inc. and ANDREW J. CLARK, III.

2. Settlement Agreement and Release, dated effective as of August 28, 1996, executed by Irata, Inc. and ALL POINTS MOVING & STORAGE COMPANY, INC.

3. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and ALLSTAR SYSTEMS, INC.

4. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and CHALLENGE CONSTRUCTION.

5. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and CNC INDUSTRIES.

6. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and DELL COMPUTER.

7. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and ELLIOTT & ASSOCIATES.

8. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and TECHNICAL CABLES, INC.

9. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and FISH CONSTRUCTION, INC.

10. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and HANDMADE SOFTWARE, INC.

11. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and MICROAGE INC.

12. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and TEKBILT INC.

13. Settlement Agreement and Release, dated effective as of August 28, 1996 executed by Irata, Inc. and TWIN INDUSTRIES INC.

14.  Lease Agreements as referenced on Schedule 3.15.



Schedule 7.1 - Page 1 of 1

                                 SCHEDULE 7.11
                                      TO
                                LOAN AGREEMENT

                                 Remuneration


IRATA, INC.

SCHEDULE OF OFFICER'S AND DIRECTOR'S REMUNERATION
(FOR PURPOSES OF LOAN AGREEMENT, AS DESCRIBED IN SCHEDULE 7.11)


 -------------------------------------------------------------------------------
          NAME                        TITLE                ANNUAL SALARY
          ----                        -----                -------------

   Robert A. Searles, Jr.     Executive Vice President       $125,000
                              and Director

   Sue Camp                   Secretary                        35,000

   John Higgins               Director                         10,000
                                                             --------
                                                          $170,000
--------------------------------------------------------------------------------

Total remuneration for the officers and directors listed above will be no more than $200,000 without approval of the Lender.

In August 1996, the Board of Directors approved resolutions authorizing (i) the Company to enter into an agreement with Lance P. Wimmer, Managing Director, Wimmer Associates, Inc. providing for Mr. Wimmer to become Chairman, President, and Chief Executive Officer of the Company, and (ii) the Company to enter into a consulting agreement with Robert R. Salyard, a founder of the Company, for Mr. Salyard to become a consultant to the Company and a member of its Board of Directors. The agreements with each of Mr. Wimmer and Mr. Salyard provide for them to assume their duties as members of the board only upon completion of the Private Placement. At such time, Mr. Searles, currently President of the Company, will become Executive Vice President. The agreements provide for annual compensation to Messrs. Wimmer and Salyard of $135,000 and $18,000, respectively, with Mr. Wimmer being entitled to earn bonus compensation of up to $40,000 based on the achievement of plan projections and with additional bonus potential for exceeding plan projections. The agreements provide for Messrs. Wimmer and Salyard to receive options, exercisable for six years at $0.50 per share for 300,000 and 125,000 shares, respectively.



Suhedule 7.11 - Page 1 of 1

                                   EXHIBIT A
                                      TO
                                LOAN AGREEMENT

                              Form of Senior Note

                                  [Attached.]



Exhibit A - Page 1 of 1

                                   EXHIBIT B
                                      TO
                                LOAN AGREEMENT

                             Form of Legal Opinion


                               October ___, 1996


Petrus Fund, L.P.
1700 Lakeside Square
12377 Merit Drive
Dallas, Texas 75251
Attention:  Mr. Steven L. Blasnik

          Re:  Reinstatement of 12.0% Senior Note

Ladies and Gentlemen:

          We have represented Irata, Inc., a Texas corporation ("the Company"), in connection with the above-captioned transactions.

          In rendering the opinions set forth herein, we have examined copies of:

          A. the following documents (sometimes hereinafter collectively called the "Loan Documents"):

              1. Amended and Restated Loan Agreement of even date (the "Restated Loan Agreement"), by and between the Company and Petrus Fund, L.P. ("Petrus");

              2. 12.0% Senior Note dated June 2, 1995 (the "Note"), in the original principal amount of $3,500,000.00 executed by the Company and payable to order of Petrus; and

              3. The Restated Pledge of Accounts Agreement of even date herewith (the "Restated Pledge Agreement"), by and between the Company and Petrus.

          B. the following documents (sometimes hereinafter collectively called the "Warrant Documents"):

              1. Warrant Purchase Agreement dated June 2, 1995 (the "Warrant - Agreement"), by and between the Company and Petrus; and

              2. Warrants to purchase 510,000 shares of Class A Common Stock of the Company dated June 2, 1995 (the "Warrant"), executed by the Company in favor of Petrus.

          Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Restated Loan Agreement. References herein to the "Transaction Documents" shall mean only such documents to which the Company is a signatory and references herein to "Transaction Documents" shall explicitly exclude the Loan Documents and the Warrant Documents.

          As counsel for the Company, we have also examined copies of its Articles of Incorporation and all amendments thereto which have been duly filed, and its Bylaws as amended to date. We are familiar with the proceedings of the Company with respect to its authorization, execution and delivery of the Loan Documents and the Warrant Documents, and the transactions contemplated thereby. In addition to the foregoing, we have examined and relied upon such other matters of law, such documents, certificates and statements of public officials, and such certificates and representations of




Exhibit B - Page 1 of 5
officers of the Company as we have deemed relevant to rendering the opinions we express herein. In all of our examinations, we have assumed the accuracy of all information furnished to us, the genuineness of all documents submitted to us as original or certified documents, the conformity to original or certified documents of all copies submitted to us as conformed or photostatic copies, and the genuineness of all signatures on all documents.

          On the basis of the foregoing, we are of the opinion that:

               (a) The Company is a corporation duly organized and validly existing under the laws of the State of Texas, and is presently in good standing in that state. The Company has the corporate power and authority to own, lease and operate its property and to carry on its business as now conducted.

               (b) The Company is duly qualified and licensed as a foreign corporation in each state where the nature of its business or properties requires such qualification and where failure to so qualify would have a Material Adverse Effect (as defined in the Loan Agreement).

               (c) The Company has full power and authority to execute, deliver and perform its obligations under the Loan Documents.

               (d) The transactions contemplated by the Loan Documents, the Warrant Documents and the Transaction Documents, and the execution, delivery and performance by the Company of its obligations under all such documents, have been duly authorized by all requisite corporate action on the part of the Company. The officers executing the Loan Documents, the Warrant Documents and the Transaction Documents on behalf of the Company have been authorized to execute and deliver the same to Petrus, as well as any other documents required to consummate the transactions contemplated by the Loan Documents, the Warrant Documents and the Transaction Documents.

               (e) The Company has duly executed and delivered the Loan Documents, the Warrant Documents and the Transaction Documents; such documents constitute legal, valid and binding obligations of the Company, and such documents may be enforced in accordance with their respective terms except as may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and by equitable principles and the availability of equitable remedies.

               (f) To our knowledge, after due investigation, there is no action or proceeding pending or threatened against the Company before any court, administrative agency or governmental authority with respect to the Loan Documents, the Warrant Documents or any of the transactions contemplated thereby, which would, if adversely determined, result in a Material Adverse Effect (as defined in the Loan Agreement).

               (g) To our knowledge, after due investigation, the Company is not in default under the provisions of any instruments evidencing any obligation for borrowed money or of any agreement relating thereto, or in default under or in violation of any order, writ, injunction or decree of any court, or any order, regulation or demand of any administrative or governmental instrumentality, any of which defaults or violations, individually or in the aggregate, would have a Material Adverse Effect.

               (h) The execution and delivery by the Company of the Loan Documents, the consummation of the transactions respectively therein contemplated, and the fulfillment of and compliance with the respective terms, conditions and provisions thereof or of any instruments required thereby, will not conflict with or result in a breach of any of the terms, conditions or provisions of any material (i) law or regulation of any administrative or governmental instrumentality applicable to the Company,
     (ii) writ, injunction or decree of any court, or (iii) agreement or instrument to which the Company is a party, by which it is bound, or to which it is subject.

               (i) The execution and delivery by the Company of the Loan Documents, the consummation of the transactions respectively therein contemplated, and the fulfillment of and compliance with the respective terms, conditions, and provisions thereof or of any instruments required thereby, will not result in (i) the creation or imposition of any Lien (as defined in the Restated Loan Agreement) of any nature whatsoever on any of the



Exhibit B - Page 2 of 5
     property of the Company prohibited by its Articles of Incorporation or Bylaws, or (ii) any violation of the Articles of Incorporation or Bylaws of the Company.

               (j) No registration with or authorization, consent, order or approval of any federal, state or other governmental authority or regulatory body, which has not already been obtained or done, is required in connection with the execution and delivery by the Company of the Loan Documents, or the performance by the Company of its obligations thereunder.

               (k) The compensation contracted for or to be received by Petrus in connection with the Loan Documents and the Warrant Documents constitutes lawful interest and such documents and the compensation contracted for therein do not violate any laws of the State of Texas relating to interest or usury.

               (l) The Loan Documents and Warrant Documents will be governed by the internal laws, and not the law of conflicts, of the State of Texas, including all such laws relating to interest and usury.

               (m) The Company has no Subsidiaries (as defined in the Loan Agreement).

               (n) The Company has available and has taken all necessary corporate action to reserve sufficient authorized but unissued shares of its Class A Common Stock (as defined in the Warrant Agreement) and to reserve sufficient authorized but unissued shares of its Class A Common Stock (as defined in the Warrant Agreement) to permit the exercise in full of the Warrant and exercise in full by Petrus of its rights under the Warrant Agreement.

               (o) All shares of the Company's Common Stock that may be issued upon exercise of the Warrant are duly authorized, and, upon issuance in accordance with the terms of the Warrant, respectively, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive or similar rights of any Person (as defined in the Warrant Agreement).

               (p) The Company's authorized capitalization consists of 20,000,000 shares of Class A Common Stock, $.10 par value per share, of which 2,536,405 shares are issued and outstanding, 15,000,000 of Class B Common Stock, $.01 par value, of which all shares are issued and outstanding and 100,000 shares of preferred stock, $1.00 par value, of which none are issued and outstanding and owned of record by the persons designated in the SEC Filings (as defined in the Warrant Agreement).

               (q) Except as specified in Schedule 3.14 to the Loan Agreement, to our knowledge, after due investigation, the Company has no outstanding subscription, option, warrant, call, commitment or other rights of any kind for the purchase of, or securities convertible or exchangeable for, any Capital Stock (as defined in the Warrant Agreement), other than the Warrant and as disclosed in the SEC Filings.

               (r) The exercise by Petrus of the Warrant will not be prohibited by any applicable law or governmental regulation, and will not be subject to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation.

               (s) To our knowledge, after due investigation, the Company is not a party to, or otherwise bound by, any agreement affecting the voting of any Capital Stock of the Company, other than the Warrant Agreement.

               (t) To our knowledge, after due investigation, the Company is not a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock, other than the Warrant Agreement.



Exhibit B - Page 3 of 5

          The opinions expressed herein are for the exclusive benefit of, and may be relied upon solely by, Petrus and its permitted successors and assigns.

                                        Yours very truly,

                                        [NAME OF COUNSEL]



Exhibit B - 4 of 5

                                   EXHIBIT C
                                      TO
                                LOAN AGREEMENT

                   FORM OF OFFICERS' COMPLIANCE CERTIFICATE


                       FOR THE [MONTHLY] [ANNUAL] PERIOD
                           FROM __________ , 199___
                             TO _________ , 199___


To: HOLDER OF 12.0% SENIOR NOTE, pursuant to Amended and Restated Loan Agreement dated October ___, 1996 by and between Petrus Fund, L.P. and Irata, Inc. (the "Loan Agreement").

Ladies and Gentlemen:

     This Certificate is delivered to the Lender pursuant to Section 6.2(a) of the Loan Agreement. Unless otherwise stated in this Certificate, capitalized terms used in this Certificate are defined in the Loan Agreement.

     The undersigned hereby certifies to the Lender as follows:

     1. The undersigned is, and at all times mentioned herein has been, the duly elected, qualified and acting officer of Irata, Inc. (the "Company") as specified below.

     2. The undersigned have reviewed the provisions of the Loan Agreement and the Other Agreements (collectively, the "Documents"), and a review of the activities of Company during the period from ________________ , 199__, to, 199__ (the "Subject Period") has been made under the supervision of the undersigned with a view towards determining whether, during the Subject Period, the Company has kept, observed, performed and fulfilled all its obligations under the Documents.

     3. The financial statements of the Company delivered to the Lender concurrently herewith have been prepared in accordance with GAAP and fairly present (subject to year-end adjustment) the financial condition of the Company at the date and for the period indicated therein. [Delete parenthetical for Annual Certificate.]

     4. To the undersigned's knowledge, based upon the foregoing review, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in the Documents, and, as of the date of the financial statements to which this Certificate relates and as of the date hereof, the Company is not in default in the performance, observance or fulfillment of any of the covenants and conditions of the Documents and no Event of Default or Potential Default has occurred, except for such defaults, if any, described on

Schedule A attached hereto. (If any are described, state nature and status thereof and actions proposed to be taken with respect thereto.)

     5. The calculations shown on Schedule B attached hereto demonstrate compliance with Sections 6.8 and 6.9 of the Loan Agreement.

     6. Attached hereto as Schedule C are summaries of the Company's accounts payable agings, accounts receivable agings and inventory, as of the date of the financial statements to which this Certificate relates.

     7. Attached hereto as Schedule D is (a narrative report of the business and affairs of the Company and its Subsidiaries which includes, but is not limited to,) a comparison of the actual results of the Company's operations during the Subject Period (and during the portion of the fiscal year then ended) to those budgeted for such period(s), along with a brief description and explanation of any budget variances. [Delete first parenthetical reference for Monthly Certificate. Delete second and third parenthetical references for Annual Certificate.]




Exhibit C - Page 1 of 2

                                       ______________________________________
                                       Lance P. Wimmer, President


                                       ______________________________________
                                       Robert A. Searles, Jr., Executive Vice
                                       President



Schedules:

A - Defaults
B - Calculations
C - Summaries of Agings and Inventory
D - Budget Variance Report



Exhibit C - Page 2 of 2

                                  Schedule A
                                      to
                       Officers' Compliance Certificate

                                   Defaults

[List.  If no Defaults exist, state "None."]

1.

2.

3.




Schedule A - 1

                                  Schedule B
                                      to
                       Officers' Compliance Certificate

                                 Calculations


1.  Tangible Net Worth (Section 8.1).

    The Tangible Net Worth of the Company, as of the date hereof, is:

    Total Assets:                                                $ __________

    Less:  Total Liabilities:                              $(__________)

    Less:  Prepaid Assets:                                       $(__________)

    Less:  Intangible Assets:                              $(__________)

    Less:  Deferred Loan Costs:                            $(__________)

    Less:  Organizational Costs:                                 $(__________)

    Tangible Net Worth:                                          $ ___________

    Requirement of Loan Agreement.  Not less than:

          From October 31, 1996 through
                   December 30, 1996:                            $ 3,250,000
          From December 31, 1996 through
                   March 30, 1997:                         $ 3,000,000
          From March 31, 1997 through
                   June 29, 1997:                                $ 2,850,000
          From June 30, 1997 through
                   September 29, 1997:                           $ 2,850,000
          From September 30, 1997
                   December 30, 1997:                            $ 3,200,000
          From December 31, 1997 through
                   March 30, 1998:                         $ 3,550,000
          From March 31, 1998
                   and thereafter:                               $ 3,850,000

     COVENANT SATISFIED: _____; COVENANT NOT SATISFIED: _____



Schedule B - 1

2.  Ratio of Total Liabilities to Tangible Net Worth (Section 8.2)


    Total Liabilities:                                $ __________

    Tangible Net Worth (from Item 1 above):           $ __________

    The ratio of Total Liabilities to Tangible Net
    Worth, as of the date hereof, is:                 ______ : 1.0


    Requirement of Loan Agreement. Not greater than:

          From October 31, 1996 through
                   June 30, 1997:                       1.10 : 1.0
          From July 1, 1997
                   and thereafter:                      1.00 : 1.0


    COVENANT SATISFIED: _____; COVENANT NOT SATISFIED: _____




Schedule B - 2

3.  Working Capital (Section 8.3).

    The working capital of the Company, as of the date hereof, is:

    Current assets:                                              $ __________

    Less:  Current liabilities:                            $(__________)

    Working capital:                                       $ __________

Requirement of Loan Agreement.  Not less than:

          From October 31, 1996 through
                   December 30, 1996:                            $ 400,000
          From December 31, 1996 through
                   March 30, 1997:                         $ 250,000
          From March 31, 1997 through
                   June 29, 1997:                                $ 150,000
          From June 30, 1997 through
                   September 29, 1997:                           $ 200,000
          From September 30, 1997
                   and thereafter:                               $ 500,000

           COVENANT SATISFIED: _____; COVENANT NOT SATISFIED: _____




Schedule B - 3

4.  Ratio of Gross Cash Flow to Total Debt Service (Section 8.4)

    Gross Cash Flow, as calculated at the end of this month for the three
    (3)-month period consisting of this month plus the two preceding months, is:

                       Month:            __________    ___________  __________

    Net Income:                          $ ________    $ _________  $ ________

    Plus: Depreciation:                  $ ________    $ _________  $ ________

    Plus:  Amortization of Intangible
             Assets:                     $ ________    $ _________  $ ________

    Plus:  Amortization of Deferred
             Loan Costs:                 $ ________    $ _________  $ ________

    Plus:  Amortization of
             Organizational Costs:       $ ________    $ _________  $ ________

    Gross Cash Flow:                 $ ________   $ _________    $ ________

    Total Gross Cash Flow:
    (Sum of Gross Cash Flow for 3 months):        $ _________

    Average Gross Cash Flow:
    (Total Gross Cash Flow divided by 3)          $ _________

    Total Debt Service, as calculated at the end of this month for the three
    (3)-month period consisting of this month plus the two preceding months, is:

                       Month:            __________    __________   __________

    Total Debt Service:                  $ ________    $ ________   $ ________

    Total Debt Service
    (Sum of Total Debt Service for 3 months):     $ _________

    Average Total Debt Service
    (Sum of Total Debt Service divided by 3):     $ _________




Schdule B - 4

    The ratio of average Gross Cash Flow to average
    Total Debt Service is:                                 ______ : 1.0

    Requirement of Loan Agreement.  Not less than:

          From October 31, 1996 through
                   December 30, 1996:                      Not calculated.
          From December 31, 1996 through
                   March 30, 1997:                Not calculated.
          From March 31, 1997 through
                   June 29, 1997:                          1.00 : 1.0
          From June 30, 1997
                   and thereafter:                         2.00 : 1.0


           COVENANT SATISFIED: _____; COVENANT NOT SATISFIED: _____




Schedule B - 5

5.  Gross Cash Flow (Section 8.5).

    Gross Cash Flow, as calculated at the end of this month for the three
    (3)-month period consisting of this month plus the two preceding months, is:

                       Month:            __________    __________   __________

    Gross Cash Flow:
    (See Item 4, above):                 $ ________    $ ________   $ ________

    Total Gross Cash Flow:
    (Sum of Gross Cash Flow for 3 months):        $ _________

    Average Gross Cash Flow:
    (Total Gross Cash Flow divided by 3):         $ _________


    Requirement of Loan Agreement.  Not less than:

          From October 31, 1996 through
                   December 30, 1996:                            $ (50,000)
          From December 31, 1996 through
                   March 30, 1997:                           $(50,000)
          From March 31, 1997 through
                   June 29, 1997:                                $       0
          From June 30, 1997 through
                   September 29, 1997:                           $  50,000
          From September 30, 1997
                   and thereafter:                               $ 175,000

           COVENANT SATISFIED: _____; COVENANT NOT  SATISFIED: _____



Schedule B - 6

6.  Net Income (Section 8.6).

    Net Income, as calculated at the end of this month for the three (3)-month period consisting of this month plus the two preceding months, is:


                       Month:            __________    __________   __________

    Net Income:                          $ ________    $ ________   $ ________

    Total Net Income:
    (Sum of Net Income for 3 months)              $ __________

    Average Net Income:
    (Total Net Income divided by 3)               $ __________


    Requirement of Loan Agreement.  Not less than:

          From October 31, 1996 through
                   December 30, 1996:                            $ (200,000)
          From December 31, 1996 through
                   March 30, 1997:                           $ (175,000)
          From March 31, 1997 through
                   June 29, 1997:                                $ (125,000)
          From June 30, 1997 through
                   September 29, 1997:                           $  (50,000)
          From September 30, 1997 through
                   December 30, 1997:                            $        0
          From December 31, 1997
                   and thereafter:                               $   25,000


           COVENANT SATISFIED: _____; COVENANT NOT SATISFIED: _____



Schedule B - 7

7.  Maximum Current Liabilities Plus Commitments (Section 8.7).

    The sum of the Company's current liabilities plus Commitments, as of the date hereof, is:

    Current liabilities:                             $ __________

    Commitments:                                               $ __________

    Sum of current liabilities plus Commitments:     $ __________

    Requirement of Loan Agreement. Not greater than:

          From October 31, 1996 through
                   December 30, 1996:                            $ 1,200,000
          From December 31, 1996 through
                   March 30, 1997:                           $ 1,100,000
          From March 31, 1997 through
                   June 29, 1997:                                $ 1,000,000
          From June 30, 1997 through
                   September 29, 1997:                           $ 1,000,000
          From September 30, 1997 through
                   December 30, 1997:                            $   850,000
          From December 31, 1997
                   and thereafter:                               $   800,000

           COVENANT SATISFIED: _____; COVENANT NOT SATISFIED: _____



Schedule B - 8

8.  Maximum Component Parts/WIP Inventory (Section 8.8).

    The sum of the Company's parts inventory (including new and used parts) plus work-in-process inventory, as of the date hereof, is:

    New parts inventory:                                         $ __________

    Used parts inventory:                                        $ __________

    Work-in-process inventory:                           $ __________

    Sum of new and used parts inventory plus
           work-in-process inventory:                    $ __________

    Requirement of Loan Agreement. Not greater than:

          From October 31, 1996 through
                   December 30, 1996:                            $ 550,000
          From December 31, 1996 through
                   March 30, 1997:                            $ 500,000
          From March 31, 1997 through
                   June 29, 1997:                                 $ 450,000
          From June 30, 1997 through
                   September 29, 1997:                            $ 400,000
          From September 30, 1997
                   and thereafter:                                $ 350,000

           COVENANT SATISFIED: _____; COVENANT NOT SATISFIED: _____



Schedule B - 9

                                  Schedule C

                       Summaries of Agings and Inventory



Schedule C - 1

                                  Schedule D
                                      to
                       Officers' Compliance Certificate

                            Budget Variance Report



Schedule D - 1

                                   EXHIBIT D
                                      TO
                                LOAN AGREEMENT

                                Permitted Liens

                                     None.



Exhibit D - Page 1 of 1

                                   EXHIBIT E
                                      TO
                                LOAN AGREEMENT

                              COLLECTION ACCOUNTS


Account No. 6605937              First Hawaiian Bank
                                 45-480 Kaneohe Bay Drive
                                 Building H
                                 Kaneohe, Hawaii 96744

Account No. 200303433            Wells Fargo Bank of California
                                 707 Wilshire Boulevard
                                 Los Angeles, California 90017

Account No. 470043431            Wells Fargo Bank of Texas
                                 P.O. Box 3326
                                 Houston, Texas 77253-3326

                             INVESTMENT ACCOUNT

Account No. 120030               Southwest Bank of Texas
                                 P.O. Box 27459
                                 Houston, Texas 77227

                             CONCENTRATION ACCOUNT

Account No. 77771                Southwest Bank of Texas
                                 P.O. Box 27459
                                 Houston, Texas 77227

                             OPERATING ACCOUNT

Account No. 77674                Southwest Bank of Texas
                                 P.O. Box 27459
                                 Houston, Texas 77227

                             SALES TAX ACCOUNT

Account No. 117544               Southwest Bank of Texas
                                 P.O. Box 27459
                                 Houston, Texas 77227


                             LOCK BOX ACCOUNT

Account No. 77100                Southwest Bank of Texas
                                 P.O. Box 27459
                                 Houston, Texas 77227

                             PAYROLL ACCOUNT



Exhibit - Page 1 of 2

Account No. 77720                Southwest Bank of Texas
                                 P.O. Box 27459
                                 Houston, Texas 77227






          The Company agrees that all of the above accounts will be evidenced by account agreements in form and substance similar to the Depository, Collection and Investment Account Agreements within thirty (30) days of the date of this Agreement.



Exhibit E - Page 2 of 2

                                   EXHIBIT F
                                      TO
                                LOAN AGREEMENT

                              Arbitration Program


(a) Binding Arbitration. Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim, or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with (1) the agreement, document or instrument to which this Arbitration Program is attached or in which it is referred to or any related agreements, documents, or instruments (the "Documents"), (2) all past and present loans, credits, accounts, safekeeping agreements, guarantees, letters of credit, goods or services or other transactions, contracts or agreements, (3) any incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or
     (4) any aspect of the past or present relationships of the parties, shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. The foregoing matters shall be referred to as a "Dispute." Any party to this Arbitration Program may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Disputes.

(b) Governing Rules. All disputes between the parties shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Arbitration Program, the Commercial Arbitration Rules of the AAA, and to the maximum extent applicable, the Federal Arbitration Act (Title 9 of the United States
     Code). In the event of any inconsistency between this Arbitration Program and such statute and rules, this Arbitration Program shall control. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

(c) No Waiver: Preservation of Remedies. No provisions of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any party to employ other remedies, including, without limitation, (1) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under a deed of trust, mortgage, or other security agreement or instrument, or applicable law, (2) exercising self-help remedies (including set-off rights) or (3) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction before, during, or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof. Without limitation of the foregoing, the parties shall be entitled to the benefits of each and all of the remedies and assistance provided for by applicable law.

In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly and severally, or against one or more of them, less than all, without impairing rights against other liable persons. Nor shall a party be required to join the principal obligor or any other liable persons (e.g., sureties or guarantors) in any proceeding against a particular person. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released.

(d) Statute of Limitations: All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding.

(e) Scope of Award; Modification or Vacation of Award; Qualifications. Any arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any arbitrators shall be practicing attorneys licensed to practice law in the State of Texas and shall be knowledgeable in the subject matter of the Dispute. With respect to a Dispute in which the claim or amount in controversy does not exceed $1,000,000, a single arbitrator (who shall have authority to render a maximum award of $1,000,000, including all damages of any kind and costs, fees and the like) shall be chosen and shall decide the Dispute. With respect to a Dispute in which the claim or amount in controversy exceeds



Exhibit F - Page 1 of 3

     $1,000,000, the Dispute shall be decided by a majority vote of three arbitrators. The arbitrators may grant any remedy or relief that the arbitrators deem just and equitable and within the scope of this Arbitration Program. The arbitrators may also grant such ancillary relief as is necessary to make effective the award. In all arbitration proceedings in which the amount in controversy exceeds $1,000,000, in the aggregate, the parties shall have in addition to the limited statutory right to seek vacation or modification of an award pursuant to applicable law, the right to seek vacation or modification of any award that is based in whole, or in part, on an incorrect ruling of law; provided, however, that any such application for vacation or modification of an award based on an incorrect ruling of law must be filed in a court having jurisdiction over the Dispute within 15 days from the date the award is rendered. The arbitrators' findings of fact shall be binding on all parties and shall not be subject to further review except as otherwise allowed by applicable law.

(f) Other Matters and Miscellaneous. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings hereunder shall be conducted at Dallas, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could do pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure and applicable law. This Arbitration Program constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Documents, unless the parties otherwise expressly agree in writing. To the extent permitted by applicable law, the arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, and arbitrators' fees) to the prevailing party. This Arbitration Program may be amended, changed, or modified only by the express provisions of a writing which specifically refers to this Arbitration Program and which is signed by all the parties hereto. If any term covenant, condition or provisions of this Arbitration Program is found to unlawful or invalid or unenforceable, such illegality or invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Arbitration Program, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid or unenforceable part has not been included. The captions or headings in this Arbitration Program are for convenience of reference only and are not intended to constitute any part of the body or text of this Arbitration Program. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business or by applicable law or regulation.




Exhibit F - Page 2 of 3

                                   EXHIBIT G
                                      TO
                                LOAN AGREEMENT

                             Form of Other Reports

                                  [Attached]


Attachments:

1.  Statement of Operations

2.  Balance Sheet

3.  Statement of Cash Flow

4.  Financial Statement Footnotes

5.  Inventory Report

6.  Booth Inventory




Exhibit G - Page 1 of 1

                                   EXHIBIT H
                                      TO
                                LOAN AGREEMENT

                     Form of Contribution Analysis Report

                                  [Attached]

Attachments:

1. Contribution Analysis for Booths Installed After August 1, 1996, for the Month of ______________, 199__.

2.   Contribution Analysis for All Booths for the Month of ______________,
     199__.




Exhibit H - Page 1 of 1